As filed with the Securities and Exchange
                      Commission on April 13, 2006
                   An Exhibit List can be found on page II-2.
                           Registration No. 333-117643


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549



                               AMENDMENT NO. 4 TO
                                   FORM S-2 ON
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              ADZONE RESEARCH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

    DELAWARE                         8700                        88-0420405
(State or other                (Primary Standard              (I.R.S. Employer
Jurisdiction of                   Industrial                 Identification No.)
Incorporation or          Classification Code Number)
Organization)


                            4062-80 GRUMMAN BOULEVARD
                            CALVERTON, NEW YORK 11933
                                 (631) 369-1100
          (Address and telephone number of principal executive offices and principal place of business)

                              CHARLES CARDONA, CEO
                            4062-80 GRUMMAN BOULEVARD
                            CALVERTON, NEW YORK 11933
                                 (631) 369-1100
            (Name, address and telephone number of agent for service)


                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                             PROPOSED            PROPOSED
 TITLE OF EACH CLASS OF SECURITIES TO    AMOUNT TO BE     MAXIMUM OFFERING   MAXIMUM AGGREGATE        AMOUNT OF
             BE REGISTERED               REGISTERED(1)   PRICE PER SHARE(2)   OFFERING PRICE(1)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value           17,281,987(3)        $ 0.26          $8,563,219.60           $1,084.96*
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
TOTAL                                    17,281,987                                                   $1,084.96*
====================================================================================================================


*Previously paid.


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which includes shares of common stock and shares issuable upon the exercise of warrants by the selling stockholders.


(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on July 22, 2004.

(3) Includes shares of common stock and shares underlying warrants.

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.
                                EXPLANATORY NOTE


On March 20, 2004, we entered into a Subscription Agreement with The Nutmeg Group, LLC, as amended. Based upon current market prices, any issuance of shares of common stock pursuant to the Subscription Agreement that would require us to issue shares of common stock in excess of our authorized capital is contingent upon us obtaining shareholder approval to increase our authorized shares of common stock and filing the certificate of amendment to our certificate of incorporation. Upon filing the certificate of amendment and upon the completion of the fourth traunche, we will file a separate registration statement to register the additional shares of common stock that are issuable pursuant to the Subscription Agreement.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 13, 2006


                              ADZONE RESEARCH, INC.


                        17,281,987 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders of 17,281,987 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.


We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders.


Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "ADZR." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on April 11, 2006 was $0.12.


Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is April __, 2006.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY ADZONE RESEARCH, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS



                                                                           Page
                                                                           -----
Prospectus Summary                                                           5
Recent Developments
Risk Factors                                                                 7
Use of Proceeds                                                             10
Market for Common Equity and Related Stockholder Matters                    10
Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                                 12
Business                                                                    18
Description of Property                                                     21
Legal Proceedings                                                           21
Management                                                                  22
Executive Compensation                                                      23
Certain Relationships and Related Transactions                              23
Security Ownership of Certain Beneficial Owners and Management              26
Description of Securities Being Registered                                  27
Indemnification for Securities Act Liabilities                              27
Selling Stockholders                                                        28
Plan of Distribution                                                        28
Legal Matters                                                               31
Experts                                                                     32
Available Information                                                       32
Index to Consolidated Financial Statements                                  35
Part II. Information Not Required in Prospectus                             36
Indemnification of Directors and Officers
Other Expenses of Issuance and Distribution
Recent Sales of Unregistered Securities
Exhibits
Undertakings                                                                39
Signatures                                                                  41

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

As used throughout this prospectus, the terms "AdZone Research," "we," "us," "our", refer to AdZone Research, Inc., a Delaware corporation.

We are an Internet advertising research firm engaged in the extraction of data through the monitoring of Internet websites. The extracted data is then used to provide various market research statistics and other focused information as requested by clients. Revenues of $150,000 were derived from a license agreement related to the commercial application of our technologies and a fixed price contract with the U.S. Department of Defense for the use of our fully automated NetGet (C) Internet decryption service. Said revenues were earned and recorded during the period from September 9, 2004 to September 9, 2005. A major portion of our business is comprised of our defense division as opposed to our Internet advertising research. We are in our development stage, and have focused principally on the development of our proprietary software, and we have just begun to initiate efforts towards developing a significant revenue base.


We have incurred losses and experienced negative operating cash flow since our formation. For our fiscal years ended March 31, 2005 and 2004, we had a net loss of ($4,190,952) and ($3,251,821), respectively. For our fiscal quarter ended December 31, 2005, we had a net loss of ($1,383,982). We expect to continue to incur significant expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing.

Our principal executive offices are located at 4062-80 Grumman Boulevard, Calverton, New York 11933 and our telephone number is (631) 369-1100. We are incorporated in the State of Delaware.


                                  The Offering



Common stock offered by selling stockholders ........  Up to 17,281,987 shares assuming the full exercise of the warrants. This number
                                                       represents 36.33% of our current outstanding
                                                       stock.

Common stock to be outstanding after the offering....  Up to 192,987,872 shares

Use of proceeds......................................  We will not receive any proceeds from the sale of the common stock.

Over-The-Counter Bulletin Board Symbol...............  ADZR

The above information regarding common stock to be outstanding after the offering is based on 183,278,169 shares of common stock outstanding as of March 28, 2006.

                               MAY 2004 FINANCING


On May 20, 2004, AdZone entered into a Subscription Agreement, with The Nutmeg Group, L.L.C, for a private placement of up to $1,750,000 for shares of common stock. As of the date hereof, we issued and sold to The Nutmeg Group warrants to purchase shares of our common stock. On July 23, 2004, this agreement was amended to increase the private placement to $1,850,000. The $1,850,000 is to be fully funded by Nutmeg in four traunches. The fourth traunche will be in the form of a $750,000 option and shall occur within 5 days of the date on which the registration statement registering the Securities is declared effective. We are not registering the shares issuable pursuant to the fourth traunche in this prospectus.


The first traunche closed in May 2004 and was for $400,000. The second traunche closed in June 2004 and was for $600,000. The third traunche closed in July 2004 and was for $100,000. The shares of common stock are priced at the lesser of

(a) $.20, or

(b) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to Closing of such traunche, or

(c) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to the date on which the registration statement (as described in the Registration Rights Agreement) is declared effective, (the lesser of (a), (b) and (c) being hereinafter referred to as the "Fixed Price").

Nutmeg will be issued warrants exercisable into such number of shares of common stock as is equal to 50% of the purchase price paid by Nutmeg, divided by the Fixed Price. The common stock into which the warrants are exercisable will have piggyback registration rights, and the warrants will be transferable. This prospectus covers the resale of the shares underlying these warrants. Unexercised warrants will expire December 31, 2008.

The fourth traunche will be in the form of a $750,000 option and shall occur within 5 days of the date on which the registration statement registering the Securities is declared effective by the Securities and Exchange Commission. The number of shares issuable to Nutmeg for the fourth traunche will equal $750,000 divided by the lesser of: (a) $0.20, or (b) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to the filing with the Securities and Exchange Commission of the registration statement (as described in the Registration Rights Agreement), or,
(c) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to the closing of such traunche.

In addition, under the amendment Nutmeg may not exercise their warrants if such exercise would cause them or their affiliates to own more than 9.99% of our outstanding common stock.

As of the date hereof, we issued and sold to The Nutmeg Group the following securities:

------------------------------------  -------------------  ---------------------  ---------------------------
DATE               INVESTMENT AMOUNT      SHARES ISSUED*        WARRANTS ISSUED*      WARRANT EXERCISE PRICE*
------------------------------------  -------------------  ---------------------  ---------------------------
May 20, 2004                $400,000            3,457,217             1,728,609                      $0.1446
------------------------------------  -------------------  ---------------------  ---------------------------
July 2, 2004                $600,000            3,289,474             1,644,737                      $0.2280
------------------------------------  -------------------  ---------------------  ---------------------------
September 17, 2004          $100,000              825,593               412,797                      $0.1514
------------------------------------  -------------------  ---------------------  ---------------------------


* The actual number of warrants and shares of common stock issuable to The Nutmeg Group, as well as the exercise price of the warrants, is subject to adjustment depending on the future market price of the common stock at the effectiveness of this prospectus, and could be materially less or more than the numbers estimated above. However, we are only registering the total shares of common stock and those shares underlying the warrants as set forth above in this prospectus for The Nutmeg Group.

On March 20, 2004, we entered into a Subscription Agreement with The Nutmeg Group, LLC, as amended. Based upon current market prices, any issuance of shares of common stock pursuant to the Subscription Agreement that would require us to issue shares of common stock in excess of our authorized capital is contingent upon us obtaining shareholder approval to increase our authorized shares of common stock and filing the certificate of amendment to our certificate of incorporation. Upon filing the certificate of amendment and upon the completion of the fourth traunche, we will file a separate registration statement to register the additional shares of common stock that are issuable pursuant to the Subscription Agreement.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.

              RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS

WE REQUIRE ADDITIONAL FINANCING IN ORDER TO CONTINUE IN BUSINESS AS A GOING CONCERN, THE AVAILABILITY OF WHICH IS UNCERTAIN. WE MAY BE FORCED BY BUSINESS AND ECONOMIC CONDITIONS TO ACCEPT FINANCING TERMS WHICH WILL REQUIRE US TO ISSUE OUR SECURITIES AT A DISCOUNT, WHICH COULD RESULT IN FURTHER DILUTION TO OUR EXISTING STOCKHOLDERS.

We require additional financing to fund our operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. In addition, any additional equity financing may involve substantial dilution to our stockholders. If we fail to raise sufficient financing to meet our immediate cash needs, we will be forced to scale down or perhaps even cease the operation of our business, which may result in the loss of some or all of your investment in our common stock.

In addition, in seeking debt or equity private placement financing, we may be forced by business and economic conditions to accept terms which will require us to issue our securities at a discount from the prevailing market price or face amount, which could result in further dilution to our existing stockholders.

WE HAVE A HISTORY OF OPERATING LOSSES AND FLUCTUATING OPERATING RESULTS, WHICH RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


Since inception through March 31, 2005, we have incurred cumulative losses of $(10,704,297). Our net loss for the nine month period ended December 31, 2005 was $(5,067,237). Our net loss for the fiscal years ended March 31, 2005 and March 31, 2004 were ($4,190,952) and ($3,251,821), respectively. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.


Although we are confident that revenues will increase, we also expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative operating cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated July 7, 2005, our independent registered public accounting firm have expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, a stockholders' deficit, and requirement for a significant amount of capital financing to proceed with our business plan. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE MAY HAVE TO CURTAIL OUR BUSINESS IF WE CANNOT FIND ADEQUATE FUNDING.

We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. We need immediate funds and may not be able to obtain any additional financing in the amounts or at the times that we may require the financing or, if we do obtain any financing, that it would be on acceptable terms because of the following:

- we have no assets to pledge as security for the loan

- we are in poor financial condition

- we maybe viewed as a high market risk

As a result, we may not have adequate capital to implement future expansions, maintain our current levels of operation or to pursue strategic acquisitions. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our development, expansion and expenditures, which could harm our business and the value of our common stock.

WE MAY HAVE TO CURTAIL OR CEASE OUR DEFENSE DIVISION AND MARKETING OF ANTI-TERRORIST SERVICES TO GOVERNMENT SECURITY AGENCIES IF WE DO NOT ENTER INTO REVENUE PRODUCING CONTRACTS ON FAVORABLE TERMS.

Our success of our Defense Division and the marketing of our anti-terrorist services to government security agencies is dependent upon our ability to execute revenue producing contracts for the sale of such services on terms that are generally favorable to us. On September 30, 2004, our agreement with the U.S. Department of Defense was not renewed and terminated. As of the date hereof, we have not entered into a new agreement with the government agency.

There can be no assurance that additional contracts will be executed by us or on terms acceptable to us, if at all. The inability to enter into such contracts may cause us to curtail or cease our Defense Division and the marketing of our anti-terrorist services to government security agencies and may reduce our ability to continue to conduct business operations.

                RISKS RELATING TO OUR CURRENT FINANCING AGREEMENT

THE ISSUANCE OF SHARES AND EXERCISE OF WARRANTS MAY RESULT IN SUBSTANTIAL DILUTION TO THE INTERESTS OF OTHER STOCKHOLDERS.

The issuance of shares and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately receive and sell the full amount issuable pursuant to the subscription agreement. Although the selling stockholder may not exercise their warrants if such exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from exercising some of their holdings, selling our common stock issued and/or exercise, and then receiving more shares of common stock. In this way, the selling stockholder could sell more than 9.99% of our outstanding common stock while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

THE ISSUANCE OF SHARES AND EXERCISE OF WARRANTS COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

The issuance of shares and exercise of warrants have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock which are issuable and shares which are issuable upon exercise of the warrants will increase, which will materially dilute existing stockholders' equity and voting rights.

IF WE FAIL TO OBTAIN STOCKHOLDER APPROVAL TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK, WE MAY BE SUBJECT TO VARIOUS PENALTIES AND WILL BE IN DEFAULT OF THE SUBSCRIPTION AGREEMENT.


We presently do not have an adequate amount of authorized and unissued shares of common stock in connection with the May 2004 Subscription Agreement. As of March 28, 2006, there were 183,278,169 shares of common stock outstanding. We intend to file a proxy statement on Schedule 14A with the Securities and Exchange Commission and hold a special meeting of our stockholders pursuant to which we will ask our stockholders to approve an amendment to our certificate of incorporation to increase our authorized common stock. In the event that we are unable to obtain an increase in our authorized common stock, we will be in default of the May 2004 Subscription Agreement because we will be unable to deliver shares of our common stock to Nutmeg underlying their option. The Nutmeg Group could thereafter commence an action against us for breach of the Subscription Agreement. There can be no assurance that we will prevail in any such action. If we do not prevail, we may have to curtail our operations or seek additional financing to continue our current level of operations.


                       RISKS RELATING TO OUR COMMON STOCK

THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE BECAUSE THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE.


The market price of our common stock may decline because there are a large number of shares which we are required to issue pursuant to our May 2004 financing, and shares underlying our warrants that may be available for future sale, and the sale of these shares may depress the market price. As of March 28, 2006, we had approximately 183,278,169 shares of common stock issued and outstanding and outstanding options and warrants to purchase up to approximately 64,745,905 shares of common stock. All of the shares included in this prospectus may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

OUR COMMON STOCK IS SUBJECT TO "PENNY STOCK" RULES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

                           FORWARD-LOOKING STATEMENTS


Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, fluctuations in currency exchange rates or interest rates, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.


                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the option and/or warrants. We may realize up to $3,700,000 if all of the warrants held by the selling stockholders are exercised. The warrant exercise prices range from $0.07 to $5.00. We expect to use the proceeds received from the exercise of the option and/or warrants, if any, for general working capital purposes. We do not intend to use the proceeds for any payments to our officers, directors or principal stockholders.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our original Certificate of Incorporation authorized the issuance of 100,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of $0.001 par value preferred stock. Currently, there are 2.78 shares of Preferred Class A stock and 1 share of Preferred Class B stock outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of our company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

On May 27, 2004, pursuant to actions filed on a Schedule 14C, our Articles of Incorporation were amended to allow for the issuance of up to 200,000,000 shares of $0.001 par value common stock from 100,000,000 shares of $0.001 par value previously authorized. The effect of this change is reflected in the accompanying financial statements as of the first day of the first period presented.

In January 2000, we became a publicly reporting company under the Securities Exchange Act of 1934, after filing a Form 10-SB with the United States Securities and Exchange Commission. We also filed a request with the NASD for clearance of quotations on the OTC Bulletin Board under Rule 15c2-11 of the Securities Exchange Act of 1934. A clearance letter was issued to us and we were issued the trading symbol, "EHSV." Concurrently with our merger with AII on August 10, 2001, we changed our corporate name to AdZone Research, Inc. and changed our trading symbol to "ADZR."

The following are the high and low closing prices of our Common Stock for each quarter during the last two fiscal years:


FISCAL YEAR ENDED MARCH 31, 2006

                                 High                   Low
                                -----                  -----
      First Quarter             $0.17                  $0.12
      Second Quarter            $0.16                  $0.12
      Third Quarter             $0.09                  $0.04
      Fourth Quarter            $0.20                  $0.04


      FISCAL YEAR ENDED MARCH 31, 2005

                                 High                   Low
                                -----                  -----
      First Quarter             $0.56                  $0.20
      Second Quarter            $0.32                  $0.16
      Third Quarter             $0.24                  $0.09
      Fourth Quarter            $0.17                  $0.12

      FISCAL YEAR ENDED MARCH 31, 2004

                                 High                   Low
                                -----                  -----
      First Quarter             $0.15                  $0.02
      Second Quarter            $0.23                  $0.06
      Third Quarter             $0.35                  $0.16
      Fourth Quarter            $1.22                  $0.32


EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the aggregate number of shares of our Common Stock that may be issued upon exercise of outstanding options granted to Mr. Charles Cardona, our Chairman of the Board and Chief Executive Officer, and Mr. John Cardona, our Chief Operating Officer and a Director of our company, and the weighted average exercise price of such options.


                                        Number of          Weighted-
                                     securities to be       average             Number of
                                       issued upon         exercise       securities remaining
                                       exercise of         price of       available for future
                                       outstanding        outstanding         compensation
                                        options,           options,      (excluding securities
                                       warrants and        warrants         referred to in
                                          rights           and rights            column 1
                                     ----------------     -----------    ---------------------
Equity compensation plans approved               -0-          -0-                 -0-
by security holders

Equity compensation plans not             4,000,000          .98                  -0-
approved by security holders

      Total                               4,000,000          .98                  -0-


As of March 28, 2006 there were approximately 213 stockholders of record of our common stock. Our registrar and transfer agent is Island Stock Transfer, Inc.


DIVIDEND POLICY

Although in October of 2004 we announced that we would pay our first dividend to shareholders in the form of approx. 1.2 million shares of stock it had received from Senticore Corp., we have not adopted any policy regarding the payment of dividends on our common stock. We do not intend to pay any cash dividends on our common stock in the foreseeable future. All cash resources are expected to be invested in developing our business.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", "estimate" and "continue", or similar words. You should read statements that contain these words carefully because they:

o     discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and

o     state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

We are an Internet advertising research firm engaged in the extraction of data through the monitoring of Internet websites. The extracted data is then used to provide various market research statistics and other focused information as requested by clients. Revenues of $150,000 were derived from a license agreement related to the commercial application of our technologies and a fixed price contract with the U.S. Department of Defense for the use of our fully automated NetGet (C) Internet decryption service. Said revenues were earned and recorded during the period from September 9, 2004 to September 9, 2005. A major portion of our business is comprised of our defense division as opposed to our Internet advertising research. We are in our development stage, and have focused principally on the development of our proprietary software, and we have just begun to initiate efforts towards developing a significant revenue base.


We have incurred losses and experienced negative operating cash flow since our formation. For our fiscal years ended March 31, 2005 and 2004, we had a net loss of ($4,190,952) and ($3,251,821), respectively. For our fiscal quarter ended December 31, 2005, we had a net loss of ($1,383,982). We expect to continue to incur significant expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing.

Our principal executive offices are located at 4062-80 Grumman Boulevard, Calverton, New York 11933 and our telephone number is (631) 369-1100. We are incorporated in the State of Delaware.


                              RESULTS OF OPERATIONS


Nine Months Ended December 31, 2005 and December 31, 2004

Revenues: Revenues for the nine months ended December 31, 2005 amounted to $139,993, compared to $244,423 for the nine months ended December 31, 2004. The current period revenues were derived from a license agreement related to the commercial application of our technologies, and from our cyber security division. The prior year period's revenues were derived from a $150,000 firm, fixed-price contract (including a $50,000 option that was exercised) with the U.S. Department of Defense for use of our fully automated NetGet (C) Internet decryption service. We have recorded revenue on this fixed price contract on a straight-line basis, as earned, based upon the contract performance period of six months. The straight-line basis was considered appropriate for this contract because our deliverables, consisting solely of computer-generated activity reports, are delivered to the customer on a daily basis over the nine month period contracted. While we expect future revenue producing government contracts, no additional contracts have been executed at this date.

Cost of contract revenue: Costs of contract revenue are immaterial. This trend reflects the near fully automated process of our Net Get (C) Decryption Process. NetGet (C) was deployed for Department of Defense Contracts. This technology was developed to be a fully automated, Internet-based technology that monitors customer-provided web-pages, or URL's, for terrorist or criminal activities. The Department of Defense provided us with the URL's for this contract which are monitored and reported to the customer. Therefore, direct costs associated with this contract are minimal. Future contracts, if any, will be contracted to the customers' specific requirements and may require production, development, other services or enhanced scope. As a result, any future contracts may require additional direct resources and cost, which will be recorded as the revenues are earned.

Consulting and professional services: Consulting and professional services for the nine months ended December 31, 2005 amounted to $1,353,633 compared to a $1,367,954 for the nine months ended December 31, 2004. The decrease was attributable to the reduction in the engagement of firms to raise capital, assist in contract negotiation and acquisition and assist in seeking strategic merger/acquisition candidates. During the nine months ended December 31, 2005, these expenses were largely paid with equity securities that were valued at the closing market price on the date issued or, in the case of warrants, using the Black Scholes Valuation Model (see Note 5 to the Condensed Financial Statements). There can be no assurances that equity will be acceptable to our consultants on an extended basis.

Salaries and related: Salaries and related for the nine months ended December 31, 2005 amounted to $1,370,721 compared to $1,041,161 for the nine months ended December 31, 2004. The increase relates to a higher head count compared to the same period last year and the issuance of stock grants to employees..

General and administrative expenses: General and administrative expenses amounted to $775,520 for the nine months ended December 31, 2005, compared to $520,726 for the nine months ended December 31, 2004. The increase is largely attributable to the issuance of options to Directors, the penalty on the Nutmeg Subscription Agreement and increased travel expenses necessary to access customers.

Depreciation and amortization: Depreciation and amortization amounted to $11,917 for the nine months ended December 31, 2005, compared to $5,821 for the nine months ended December 31, 2004. The increase was attributable to higher levels of fixed assets in the current period. While we have no commitment to acquire property and equipment, significant levels of future revenue producing contracts, if any, will require comparable significant investments in fixed assets.

Other income (expense): Other income (expense) amounted to $(1,695,439) for the nine months ended December 31, 2005, compared to ($830,134) for the nine months ended December 31, 2004. The components of other income (expense) are as follows for the nine months ended December 31, 2005 and 2004:


                                                      2005             2004
                                                 ----------------------------
Other income (expense)
         Interest income (expense), net (a)     $  (272,581)     $   (62,134)
         Extinguishment losses (b)                 (230,858)              --
         Derivative loss (c)                     (1,192,000)        (768,000)

(a) Interest expense is expected to increase substantially over the next twelve month period due to the amortization of approximately $187,000 of debt discounts associated with the Series A Debentures as discussed in Note 4 to the financial statements.

(b) Extinguishment losses consist of two items. The excess of the aggregate fair value of Series A Debentures and warrants issued (amounting to $339,858) over the carrying value of the debt extinguished was recorded as an extinguishment charge of $214,858. In addition, the extinguishment of notes payable with a carrying value of $50,000 with Common Stock having a trading market value of $66,000 resulted in an extinguishment loss of $16,000.

(c) We account for derivative financial instruments indexed to and potentially settled in, our own stock in accordance with Emerging Issues Task Force Consensus No. 00-19, which provides that if the number of shares deliverable in a transaction be indeterminable, that said shares be presented as a liability in the balance sheet. Further, the liability is to be measured at fair value until such time as the obligation is settled. The shares issued in connection with the Nutmeg Subscription Agreement discussed in Note 5 to the financial statements are derivative transactions and, as such, have been presented in the accompanying balance sheet as liabilities. The change in the fair value of this liability at each financial reporting date is and will continue to be charged to operations until settled.

Preferred stock dividends and accretions: Preferred stock dividends relate to cumulative dividend features associated with our Series A and Series B Preferred Stock. Preferred stock accretions relate to the amortization of discounts associated with beneficial conversion features on our Series A and Series B Preferred Stock. Preferred stock dividends and accretions decreased from $177,274 during the nine month period ended December 31, 2004 to $2,511 during the nine month period ended December 31, 2005. The decrease in preferred stock dividends and accretions between periods is attributable to the conversions of Series A and Series B preferred stock during the prior fiscal year. For purposes of computing loss attributable to common stockholders, net loss is reduced by preferred stock dividends and accretions.


Years Ended March 31, 2005 and March 31, 2004.

REVENUES:

Revenues for the year ended March 31, 2005 amounted to $332,037, compared to $74,844 for the same period of the prior fiscal year. Current period revenues are derived from sales from our Defense Division representing sub-contracting sales to major defense supply contractors. While we expect similar revenue producing industry contracts in the future, no additional contracts have been entered into as of this date. We currently have three proposals in process promoting our NetGet technology.

PRODUCTION EXPENSES:

Salaries, wages and related costs:

For the fiscal year ended March 31, 2005, we incurred wage related costs of $381,267 compared to $393,288 for the same period of the prior fiscal year. This decrease was caused by a reduction in bonuses paid in fiscal 2005 compared to fiscal 2004. We are investigating the use of interns to supplement salaried positions for standard monitoring for future contracts. See salaries, wages and related costs under the caption OPERATING EXPENSES, below, for information about stock-based compensation.

Direct occupancy and operating expenses:

For the fiscal year ended March 31, 2005, we incurred operating-related expenses of $116,416 compared to $169,855 for the same period of the prior fiscal year. This decrease was due to certain expenses that were incurred in fiscal 2004 for which there were no equivalent expenses in fiscal 2005.

OPERATING EXPENSES:

Salaries and wages and related costs:

For the fiscal year ended March 31, 2005, we incurred wage related costs for Marketing of $1,171,861 compared to $1,469,238 for the prior fiscal year. This decrease is due to a reduction in officers salaries.

Salaries and wages included $318,059 and $1,656,750 of stock-based compensation during the fiscal years ended March 31, 2005 and 2004, respectively. Stock-based awards were made to Company officers and employees to preserve existing cash reserves. We have measured compensation associated with stock awards to employees using the closing market price for our trading common stock on the dates of awards.

Consulting and professional fees:

For the fiscal year ended March 31, 2005, we incurred consulting and professional fees of $1,705,805 compared to $1,038,963 for the prior fiscal year. Consultants have been used by us to identify revenue opportunities and develop business strategies.

We compensated certain consultants and professionals with stock-based compensation. During the fiscal years ended March 31, 2005 and 2004, this expense category included $1,748,853 and $1,012,390 of stock-based compensation. We measure the compensation associated with stock awards to consultants and professional service providers using the closing market price for our trading common stock on the dates of the awards. Our management believes that the consultants will continue to accept stock-based compensation for their services, allowing us to preserve its cash reserves.

General and administrative expense:

For the fiscal year ended March 31, 2005, we incurred general and administrative expense of $633,935 compared to $234,607 for the prior fiscal year. General and administrative expenses increased as a result of expanded efforts to develop revenue-producing contracts.

Depreciation:

Depreciation expense amounted to $13,981 for the fiscal year ended March 31, 2005 compared to $5,469 for the same period of the prior fiscal year. Depreciation increased as a result of certain computer equipment being acquired during the current year. We currently have no commitments to acquire property or equipment at this time. However, new revenue producing contracts, when and if awarded, will require us to acquire additional computer equipment to support the contracts.

OTHER INCOME (EXPENSE):

Interest expense:

For the fiscal year ended March 31, 2005, we incurred interest expense of $5,796 compared to $11,580 for the same period of the prior fiscal year. Interest may increase in the near term with the addition of debt in fiscal 2005.

Write down of marketable securities:

During the fiscal year ended March 31, 2005, we took a fair market value writedown on certain marketable securities that had been declared as property dividends. The writedown was recorded as of the date of the dividend declaration.

Derivative loss:

During fiscal year ended March 31, 2005, we recognized a loss on the stock settlement liability relating to the Nutmeg Subscription (see financial statement Note 10).

Lawsuit settlement:

During the fiscal year ended March 31, 2004, we entered into a settlement related to occupancy agreements in the amount of $3,000.

NET LOSS:

Based upon the aforementioned discussion items, we incurred a net loss of $(4,190,952) for the fiscal year ended March 31, 2005, as compared to a net loss of $(3,251,821) for the fiscal year ended March 31, 2004.

PREFERRED STOCK DIVIDENDS AND ACCRETIONS:

Preferred stock dividends and accretions relate to our 9% Series A and 9% Series B Preferred Stock. We carry our preferred stock based upon amounts allocated to these securities in connection with certain unit offerings during the year. We accrete the carrying value to our respective redemption values through periodic charges to retained earnings. Accretions during the years ended March 31, 2005 and 2004 amounted to $116,214 and $589,533, respectively. Preferred stock dividends paid which amounted to $61,060 and $26,657 for the fiscal years ended March 31, 2005 and 2004, respectively, plus accretions are reflected as increases in net loss to arrive at loss attributable to common stockholders for purposes of our loss per common share computations. Preferred stock dividends will be recorded so long as the preferred stock is outstanding. Preferred stock accretions will be recorded periodically until the full redemption values are reflected.

Preferred stock is carried as an equity security in accordance with generally accepted accounting principles. There are no instances, irrespective of how remote, that the holders of preferred stock can require us to redeem shares for cash.

                         LIQUIDITY AND CAPITAL RESOURCES

GOING CONCERN CONSIDERATIONS AND MANAGEMENT'S PLANS


The preparation of financial statements in accordance with Generally Accepted Accounting Principles contemplates that we will continue as a going concern. As noted in the accompanying condensed financial statements, we incurred a net loss of $(5,067,237) and used cash of $(1,056,263) in conducting its operations during the nine months ended December 31, 2005. In addition, we have a working capital deficiency of $(3,344,540) as of that date. The Company incurred a net loss of ($4,190,952) and used cash of ($1,593,521) in conducting its operations during the year ended March 31, 2005.These recurring conditions raise substantial doubt about our ability to continue as a going concern.

While operating cash flows for the remaining periods in fiscal year ended March 31, 2005 are not projected to be sufficient to sustain our operations, management currently believes that existing cash reserves of $207,190 as of December 31, 2005 and $431,790 as of March 31, 2005, coupled with (i) an outstanding contingent commitment for approximately $750,000 in connection with the Nutmeg Subscription Agreement (see Note 5) and (ii) proceeds of $100,000 from subsequent offerings (see Note 7), will be sufficient to fund operating deficits for a period of approximately twelve to eighteen months. Management considered the following specific elements of its internal projections in making its conclusions about its ability to continue for approximately twelve to eighteen months:

a. Management does not believe that the significant level of cash used in operations during the nine months ended December 31, 2005 ($1,056,263) and during the year ended March 31, 2005 ($1,593,521) is indicative of cash flow usage during the next four fiscal quarters. Cash flow from operations during the current period included two amounts, as follows, that increased cash usage. Second, we used cash proceeds from the Nutmeg Subscription Agreement (see discussion regarding Nutmeg in "Liquidity" section below) to pay certain current and past due accounts payable and accrued liabilities amounting to approximately $263,000. While payments on accounts payable and accrued expenses will continue in the normal course of business, such payments are not expected to be at the level reflected in our year to date operations.

b. Certain vendors continue to accept our equity securities for compensation for their services, which has helped and will continue to help preserve cash. While such non-cash expense is not currently expected to be as high in the near term future quarters as during the current quarter, based upon ongoing discussions with the vendors, management believes that they will continue to accept such securities in the foreseeable future.

c. Management does not currently project expending significant levels of cash to acquire equipment to support revenue growth during the next four fiscal quarters. Equipment necessary for our contracts principally relates to computer equipment, which is projected to be sufficient for the foreseeable future. However, the nature of contracts awarded in the future, if any, may result in additional modifications and expenditures at the request of customers.

d. Our working capital deficiency of $(3,344,540) includes a stock settlement liability of $2,610,000 that can be settled with registered equity securities upon the effectiveness of a related registration statement. However, obtaining an effective registration statement is presumed not to be within management's control. In the event that an effective registration statement related to these instruments cannot be obtained, management believes that it can renegotiate the terms of the underlying instruments to provide for fulfillment with our equity securities. There can be no assurances, though, that management would be successful in such negotiations.


e. Finally, management believes that, in the event necessary, certain operating expenses can be curtailed. These expenses principally related to employment costs.

During the remainder of fiscal year ended March 31, 2006, management plans to continue to promote the U.S. Department of Defense and Commercial uses of its technologies. However, there can be no assurances that we can execute revenue producing contracts under acceptable terms and conditions.

We signed a term sheet that includes significant conditions to closure, for a line of credit for $30 million for use in acquisitions. There can be no assurance that management can close this credit facility. We have contracted the services of consultants in the merger and acquisition area. We have identified a number of candidates for acquisition, which are strategically valuable and provide accretive value to us in the defense, security and/or commercial areas. There can be no assurance that management can close a strategic merger or acquisition transaction.

Our ability to continue as a going concern is dependent upon the preservation of existing cash reserves, the receipt of the final traunch of the Nutmeg Subscription Agreement (see Note 5 to the Condensed Financial Statements) and, ultimately, the achievement of profitable operations. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

LIQUIDITY


December 31, 2005 compared to March 31, 2005

We have working capital deficit of $(3,344,540) as of December 31, 2005 compared to $(1,611,881) as of March 31, 2005. Net working capital of $908,436 was generated from financing activities during the nine months ended December 31, 2005, consisting primarily of proceeds from the sale of common stock to third parties, the exercise of stock options by employees and borrowings under Convertible Debentures (See Note 4 to the Unaudited Condensed Financial Statements). The working capital generated from these financing activities was diminished by $(1,056,263) and $(27,986) from operating and investing activities, respectively. Operating activities during the nine months ended December 31, 2005 reflected significant continuing operating losses. Investing expenditures relate to upgrades in our computer network and loans issued to third parties.

As more fully described in Note 5 to the Unaudited Condensed Financial Statements, we have received a commitment from the Nutmeg Group for funding of a final traunch of $750,000, less applicable expenses (expenses were 15% of total proceeds on the first two traunches), upon the effectiveness of the registration statement filed on July 23, 2004 and amended November 4, 2004 and October 31, 2005. There can be no assurances that the registration statement will be declared effective by the Securities and Exchange Commission.

We continue to carry indebtedness of $166,783 that is being serviced in accordance with the original terms and conditions. Principal and interest payment terms on indebtedness may require payment in the near term.

During May 2005, we issued $290,000 face value of 10% Series A Redeemable Convertible Debentures, due May 2006 (the "Series A Debentures"). The Series A Debentures are convertible at the option of the holder into shares of Common Stock at a rate of $0.07 per share. The trading market price on the date of issuance of the Series A Debentures was $0.12, resulting in an embedded beneficial conversion feature. Series A Debenture holders were also issued an aggregate of 4,142,858 warrants to purchase common stock at $0.07 per share, over a five year term. The Series A Debentures and warrants were issued for cash of $165,000 and the extinguishment of the unsecured notes amounting to $125,000.

In July 2005, we issued $100,000 of 10% convertible debentures due July 2006 and warrants to purchase common stock. The debenture is convertible at the option of the holder into shares of common stock based on beneficial ownership percentages as defined. The warrants expire over a five year term. The debentures and warrants were issued for $100,000 cash.

In October, 2005, we issued $100,000 of 10% secured convertible debentures due October, 2007 and warrants to purchase common stock. The debenture is convertible at the option of the holder into shares of common stock based on beneficial ownership percentages as defined. The warrants will expire December 31, 2010. The debenture and warrants were issued for $100,000 cash.

In December, 2005, we issued $50,000 of 8% convertible promissory notes due December 2006 to purchase common stock. The notes are convertible at the option of the holders into shares of common stock based on beneficial ownership percentages as defined. The notes were issued for $50,000 cash.


OFF BALANCE SHEET ARRANGEMENTS

We have no off balance sheet arrangements of the types described in Item 303 (c) of Regulation SB.

PLAN OF OPERATION

We have initially identified three key potential markets for our products: businesses engaged in advertising research; agencies of the federal and of state governments and the defense and security industries. Our operations will continue to focus on mining of data and other information through the monitoring of Internet websites developed and maintained by independent third parties worldwide. Additionally, if we are able to obtain one or more contracts with governmental agencies or other organizations to provide Internet monitoring for possible terrorist, cybercrime and/or bioterrorist activities, management intends to use its proprietary software in accordance with the requirements of such respective contracts. We have been very successful in garnering support from many members of Congress, and Autometric (A division Of Boeing), Raytheon and Sarnoff Corp. We feel this is excellent validation of its technology and the usefulness of its data.

We also have developed an updated strategic business plan which incorporates an aggressive sales strategy in the defense area of our business. The plan also includes strategic alliances and acquisitions, and to that end we have retained Baltic Ventures run by Jeff Hale, former President of VNU USA. His experience brings considerable talents to us in the field of acquisitions and integrations of acquired companies. His experience also includes multiple acquisitions and successful post-acquisition integration, primarily in research and defense company management organizations. This should help us in our goal of completing a strategically valuable acquisition.

In June 2002, we concluded a Systems Integrator Agreement with the Raytheon Company under which Raytheon agreed to use its efforts to obtain systems integrator agreements with smaller technology firms to provide software tools developed by us that would enhance the data analysis capabilities. Our contacts at Raytheon have indicated that they are presenting our products to various clients including US and international governmental and security agencies.

In March of 2003, we signed an agreement with Sarnoff Corp. to jointly market anti-terrorist services to govt. security agencies. The companies plan to offer technology that discovers and tracks clandestine communications by terrorist or other outlaw groups across the World Wide Web. Their combined expertise can produce advanced tools for uncovering and decoding hidden messages and other content embedded in the pixels of innocent-looking Web pages.

In April of 2003, we signed an agreement with Autometric (a division Of Boeing) and we generated revenues aggregating $150,000 from this agreement through fiscal 2005.

However, although all three agreements mentioned above remain in force, we continue to market our surveillance systems and data directly to various government agencies.

This direct effort resulted in us receiving a test contract from the Department of Defense in early FY 2003 which ran through parts of the first two quarters (June to the end of September, 2004). The undertaking was successful enough to
1) receive official "validation" from a government-owned testing laboratory of our ability to find and log the presence of specific information contained in English and other languages communicated over the Internet in a fashion for which these were not meant to be used (a process that took over 5 months for the government to complete), and 2) receipt of a formal commendation to the highest levels of the re-organized U.S. intelligence establishment. Therefore, contracts are expected to result from these efforts in the fiscal year beginning April 1, 2005. While delays have occurred, we are confident we will achieve revenues from this.

In September 2004 we signed a contract with Senticore Inc and The Justice Fund granting rights to distribute its NetGet (TM) Internet montoring technology for a period of one year in exhange for $300,000. The contract contains three one-year renewal options, at the discretion of the distributor, with a maximum revenue potential of $2.25 million. This contract provides us with marketing and additional services for distribution of our products internationally. It also provides access to additional legal services supporting our anti-piracy efforts.

We will face considerable risks in each of our future business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated website decoding, difficulty in completing key business acquisitions, and a shortfall of funding due to our inability to raise capital in the equity securities market. We are currently dependent upon either funds advanced or loaned by our directors and officers or the sale of equity securities. Our officers and directors have no formal commitments or arrangements to advance or loan funds for us and do not have any legal requirement to do so.

CONTRACTUAL OBLIGATIONS

The table below reflects our contractual obligations for the next five years.

                                   Less than       One to         Three to        After
                                   One Year      Three Years     Five Years     Five Years          Total
Long-term  debt (a)              $  175,122      $  125,000      $     --        $     --        $  300,122
Short-term  debt                     50,000            --                              --            50,000
Employment agreements               365,333         353,000            --              --           718,333
Operating lease obligations          48,951          75,520            --              --           124,471

                                 --------------------------------------------------------------------------
                                 $  639,406      $  553,520      $     --        $     --        $1,192,926
                                 ==========================================================================

(a) Interest at prime + 1. Prime was estimated at 5% in calculating future obligations.

Certain accounting policies:

Revenue recognition:

We derived $150,000 of revenues during six-month period ended September 30, 2004 under contracts with the United States Department of Defense and related agencies. Revenues under contracts with the United States Department of Defense are recorded when earned. We derived $132,029 of revenues during the six-month period ended September 30, 2005 under licensing arrangements for commercial applications of our technologies. Revenue is recognized ratably over the term of the agreement. In addition, we derived $7,374 from our cyber security division.

Assets restricted for dividend payments:


This caption consists of 1,350,000 shares of the Justice Fund valued at $126,532 at December 31, 2005 which is restricted as property dividends, that has been declared.

                             DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in Delaware on May 31, 1994 under the name Executive Help Services, Inc. for the purpose of developing an Internet web site that would offer planning of professional office space and design of modular office furniture with direct ordering capabilities. From our inception until June 1999, we had no significant operations. In June 1999, we decided to capitalize on the advances on Internet technology that had occurred since our inception in order to reach a broader customer base. We began to offer our products and services through an e-commerce website, "www.modularoffice.com", which offered office furnishings to businesses ranging in size from small businesses operating in home offices to large corporate customers.

In January 2000, we registered our common stock with the Securities and Exchange Commission on a Form 10-SB pursuant to the Securities Exchange Act of 1934 and became a public reporting company. We also filed a request with the NASD for clearance of quotations on the OTC Bulletin Board under Rule 15c2-11 of the Securities Exchange Act of 1934. A clearance letter was issued to us and we were issued the trading symbol "EHSV."

Upon a change in management that occurred in January 2001, we abandoned our previously adopted business plan. From January 2001 until August 2001, we did not engage in any significant activity other than negotiating a merger with AdZone Interactive, Inc., also known as AII, a privately held corporation. AII was founded in March 2000 to engage in Internet advertising research by extracting various data elements through the monitoring of Internet websites maintained by independent third parties.

On August 10, 2001, we closed an Agreement and Plan of Share Exchange with AII whereby we exchanged 18,000,000 shares of our restricted common stock for 100% of the issued and outstanding common stock of AII. Immediately thereafter we effected a merger of the two entities with AII as the surviving entity. At the time of the merger we changed our corporate name to AdZone Research, Inc. and changed our trading symbol to "ADZR."

Since our merger with AII, we have continued the business of AII as an Internet advertising research firm engaged in the extraction of data through the monitoring of Internet websites. The extracted data are then used to provide various market research statistics and other focused information as requested by our clients. We have focused principally on the development of our proprietary software, and have just begun to initiate efforts towards developing a significant revenue base.

Among the applications of the extracted data are the compilation of advertising activity and information regarding advertising expenditures on Internet websites. We also has developed a subscription based online application for accessing data from websites that are hosted within the United States, the United Kingdom, Europe, and Asia and for providing such data to its clients in a variety of customizable report formats.

The events of September 11, 2001 and threats of terrorist activity that have occurred subsequently thereto have generated interest in us as a potential provider of Internet data. Shortly after September 11, 2001, we were contacted by the United States Office of Homeland Security, which expressed an interest in using our NetGet(TM) Internet monitoring technology to monitor the Internet for terrorist planning and other communication. We believes our technology is well suited for this purpose and has been working with local members of Congress in both the House and Senate to secure funding for its proposal. The proposal has earned support from various Congressmen and senators. Based on our initial discussions with officials of the federal government and the State of New York, we believe that we are well placed to obtain federal and New York State contracts for Internet monitoring of possible terrorist communication, planning and various forms of cybercrime.

We continue to market its surveillance systems and data directly to various government agencies. We have temporarily suspended our efforts in marketing our products at the state level and are instead currently focusing on more federal agency contracts and contracts through Autometric, Raytheon and Sarnoff.

In June 2002, we concluded a Systems Integrator Agreement with the Raytheon Company under which Raytheon agreed to use its efforts to obtain systems integrator agreements with smaller technology firms to provide software tools developed by us that would enhance the data analysis capabilities of Raytheon's software or that would more effectively gather data for analysis by Raytheon and any of its systems integrator partners. Raytheon's intent is to demonstrate our technologies in conjunction with its own technologies to its prospective governmental customers, which include all agencies and departments of the United States government and its approved international allies.

On October 10, 2002, we signed a "Broker-Dealer Marketing Program" agreement with First American Financial Group of New York, NY (First American). First American will contact broker-dealers as potential market makers in our equity securities; contact broker-dealers via e-mail and telephone to review current information on usvand meet with broker-dealers, and their registered representatives, to discuss and promote awareness of our equity securities. This agreement originally terminated on September 30, 2003 and was extended to September 30, 2004 by a written amendment dated January 7, 2004. First American has asserted that we breached various components of this contractual agreement and filed for arbitration of the contested matters. First American and we reached a settlement agreement on June 24, 2004 whereby the "Broker-Dealer Marketing Program" agreement was settled in full with the issuance of 200,000 shares of restricted unregistered common stock on July 6, 2004. We have no further obligations in relation to this agreement.

In December 2002, we signed an investment banking agreement with Spartan Securities of Florida, whereby Spartan intends to provide assistance in banking and capital raising for us. We are in the process of completing a private placement with the assistance of Spartan Securities.

In March of 2003, we signed an agreement with Sarnoff Corp. to jointly market anti-terrorist services to government security agencies. The companies plan to offer technology that discovers and tracks clandestine communications by terrorist or other outlaw groups across the World Wide Web. Their combined expertise can produce advanced tools for uncovering and decoding hidden messages and other content embedded in the pixels of innocent-looking Web pages.

In April of 2003, we signed an agreement with Autometric Inc (a subsidiary of the Boeing Corp). The Companies will explore ways to integrate the NetGet TM technology with Autometrics range of products and services.

In June of 2003 we filed for preliminary Patent protection for its NetGet technology. The patent application is still in the early stages and there is no assurance that a patent will be granted.

In May of 2004 we received our first purchase order from a US Defense contractor in connection with using our technology in a viable commercial setting. Due to nondisclosure agreements we are prohibited from disclosing any further information in regard to this purchase order. We anticipated this to be the first of many revenue generating opportunities for us. Although there are no assurances that this revenue stream will continue.

In the summer and fall of 2004 we delivered data products relating to the May 2004 defense contract. We recorded revenue and were paid approximately $150,000 for this through fiscal 2005.

In the fall of 2004 we signed a one year Distributorship Agreement jointly with Senticore, Inc. and The Justice Fund to market, sell, service, distribute, use and promote our Net Get system for commercial applications exclusively in Asia and South America. In exchange for these exclusive distribution rights, we received Senticore stock valued at $150,000 and Justice Fund stock valued at $150,000. The resulting revenue has been deferred and is being recognized over the term of the Distributorship Agreement. At March 31, 2005, $132,329 associated with this contract is included in deferred revenue.

In December 2004 we began marketing its Cyber Security products and services. We have generated approximately $13,000 in revenues from this venture.

In October of 2004 we announced that we would pay our first dividend to shareholders in the form of approx. 1.2 million shares of stock it had received from Senticore Corp. We have subsequently received those shares as registered shares and expects to distribute the dividend in July of 2005.

During fiscal 2005 we raised more than $1 million from the Nutmeg Group. These proceeds were used for working capital and growth.

During fiscal 2005 we generated revenues of approximately $332,000 which is a more than 400 percent increase over least year's approximately $74,000. We added new products in the Cyber-Security, Defense, Anti Piracy and commercial areas. The Cyber-Security products are an outgrowth of the Cyber-Security products and standards developed in house in our defense related work. We have added and updated a variety of products in the commercial area. This includes products for the financial, online gambling and health industries. We are currently working on commercial and defense product strategies which include acquisitions, development and joint ventures. With our new suite of products and contacts in the defense and commercial areas we anticipate additional growth in revenue in the coming years.

COMPETITION

We have several competitors in the commercial arena, many of which have financial and other resources that are far greater than our own. Our limited resources may hinder our ability to compete effectively. Our principal competitor is Competitive Media Research (CMR), a division of Taylor Nelson Sofres, which offers expenditure information on close to 300 web sites as well as an online application for accessing certain of its data. Management believes that our product although similar in methodology to CMR, is superior and that our database contains more information on a greater number of sites. In addition, Leading Web Advertisers (LWA)a.k.a. Evalient, another significant competitor, offers custom reports on banner creativity. Evalient was recently acquired by CMR.

EMPLOYEES

We have twelve full time and one part time employee. None of our employees are represented by a union, and we consider our employee relationships to be good.

SALES AND MARKETING

We market our products and services principally through e-mail distributions to selected target markets, through direct sales contacts, through the sales efforts of EVP Dan Wasserman, advisor General Paul Weaver and through its websites, www.adzoneinteractive.com, and www.adzoneresearch.com.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

We distribute our products and services electronically through e-mailing our reports to the client, posting such reports to a private website that is accessible to the client, distribution of the report on a CD-ROM, or faxing our reports to the client location. In June 2002, we concluded a Systems Integrator Agreement with Raytheon Company, whereby Raytheon agreed to demonstrate and promote sales of our proprietary software for defense and security applications. Any such sales of our software products through Raytheon, therefore, will be completed through sales of Raytheon's own technology with which our products will be integrated. In March of 2003, we signed a joint marketing agreement with Sarnoff Corp. to jointly market our technology to various government agencies that Sarnoff already has contacts with. In April of 2003 we signed a deal with Autometric agreeing to provide its technology to Autometric and their clients through Autometric contracts. We will provide data, custom development and support to Autometric with the current contract and contracts under negotiation.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE

In May 2004, we executed a letter of intent based on a proposal for services issued to a major United States Governmental agency. The agency subsequently issued and executed a contract with an initial face value of $100,000 with provisions for increases based on certain specified performance benchmarks. This agreement was subsequently extended for an additional $50,000. We are currently engaged in negotiating additional contracts for these products.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

In the normal course of business, we periodically extend unsecured credit to its customers. Because of the credit risk involved, management will provide an allowance for doubtful accounts, which will reflect its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to us is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

For the fiscal year ended March 31, 2005, we derived substantially all of its revenues from one major customer and from the granting of distribution rights under a distribution agreement.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS, INCLUDING DURATION

We own our Internet domain names, www.adzoneinteractive.com, www.adzoneresearch.com, and www.adzonereports.com and hold a common law copyright on all of our proprietary software. In June of 2003 we applied for patent protection for our methodology and/or technology.

In addition, we have no plans to enter into franchise, concession or labor contracts. In June 2002, we concluded a Systems Integrator Agreement with Raytheon Company pursuant to which we granted Raytheon the right to integrate certain of our proprietary software for integration with Raytheon's software for defense and security applications. In March of 2003, we signed a joint marketing agreement with Sarnoff Corp. to jointly market our technology to various government agencies that Sarnoff already has contacts with. In April of 2003 we signed a deal with Autometric (A division of the Boeing Company) agreeing to provide our technology to their clients through Autometric contracts.

NEED FOR GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

We are not required to apply for or obtain any government approval for our products or services.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

We are not currently subject to direct federal, state or local regulation in the United States other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, it is possible that a number of laws and regulations may be adopted in the United States with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. In addition, due to the sensitive nature of the data extracted in its anti-terrorism programs the US government could prohibit or restrict the markets that we could sell to. The effect of this restriction if any is unknown. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed and/or enacted legislation to limit the use of personal user information gathered online or require online services to establish privacy policies. The adoption of such laws could create uncertainty in Internet usage and reduce the demand for all products and serves. We are not certain how its business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of those laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet marketplace. That uncertainty could reduce demand for our products or services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

SOFTWARE UPGRADES AND MAINTENANCE

We have expended approximately $498,000 and $563,000 during fiscal 2005 and 2004, respectively, for the maintenance and upgrading of our proprietary software.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We have not expended any funds for compliance with environmental laws and do not anticipate our business plan will require any such compliance.

REPORTS TO SECURITY HOLDERS

We have not in the past provided an annual report to our shareholders and do not intend to do so until we are able to generate sufficient revenues to fund the expense of such reports. We are subject to the disclosure rules of Regulation S-B for a small business issuer under the Securities Act of 1933 and the Securities Exchange Act of 1934 and are therefore required to file a Form 10-KSB annually and Forms 10-QSB quarterly. In addition, we are required to file Forms 8-K and other proxy and information statements from time to time as required.

The public may read and copy any materials we file with the Securities and Exchange Commission, at the SEC's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site (http://www.sec.gov) That contains reports, proxy and information statements, and other information regarding issuers that file electronically with SEC.

DEPENDENCE ON AND CONTROL BY MANAGEMENT

Charles Cardona, our Chief Executive Officer and Chairman of the Board, John Cardona, a member of our Board of Directors, and other members of the Cardona family beneficially own in the aggregate approximately 33% of the outstanding shares of our common stock. Accordingly, such individuals may be able to control the election of directors and all other matters subject to shareholder vote. This concentration of ownership may have the effect of delaying or preventing a change of control of us, even if this change of control would benefit shareholders. In addition, our future success depends to a significant extent on the efforts and abilities of Charles Cardona. The loss of the services of Mr. Cardona could substantially harm our business. Should Mr. Cardona's services be terminated, we may be unable to attract, motivate and retain a suitable replacement for him.

                             DESCRIPTION OF PROPERTY

We conduct our administrative, development and marketing operations in facilities leased from an unrelated party at 4062-80 Grumman Blvd. Calverton, NY 11933. Management believes that the facilities used by us in the operation of our business are adequately covered by insurance and are suitable and adequate for their purposes.

                                LEGAL PROCEEDINGS


We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. We may be subject to a claim relating to certain previously leased facilities. In May 2000 we executed a 5-year lease for marketing premises in the Empire State Building in New York City. This office was closed prior to March 2001, and we surrendered the premises to the landlord. The scheduled annual rental amount was approximately $65,145 for the period from May 1, 2000 through December 31, 2001; approximately $68,175 for the period from January 1, 2002 through August 31, 2003; and approximately $71,205 for the period from September 1, 2003 through April 30, 2005. Additionally, we were responsible for its pro-rata share of increases in ad valorem taxes, utilities, insurance and common area operating costs over the base year expenses. The lease also provided that in the event of our early termination of the lease, we would be responsible for supplemental amounts during the occupancy period using the effective annual rental yield of approximately $68,175 and the amounts actually paid by us. We have surrendered all security deposits to the landlord. To date, we have not received any notice from the landlord demanding amounts additional to such security deposits. Management cannot provide you any assurances, however, that such demand may not be made in the future.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

Our current directors and officers are as follows:


Name                  Position Held and Tenure      Date First Elected/Appointed
----                  ------------------------      ----------------------------
Charles Cardona*      Chairman of the Board,                 August 2001
                      CEO and CFO

John Cardona*         Chief Operating Officer                August 2001

Warren Hamburger      Director                               August 2001

Russell Ivy           Director                              January 2001

John Conley           Director                               August 2005

*Charles Cardona and John Cardona are brothers.

The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement. Charles Cardona has entered into an employment agreement with us that terminated on February 5, 2007, John Cardona has entered into an employment agreement with us that terminates on February 5, 2007, and Daniel Wasserman has entered into an employment agreement that terminated on June 30, 2005. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to our board. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

BIOGRAPHICAL INFORMATION

CHARLES CARDONA

Charles Cardona, age 41, has served as our Chief Executive Officer and Chairman of the Board since our merger with AdZone Interactive, Inc. in August 2001. From February 2000 to August 2001, Mr. Cardona was President and Chief Executive Officer of AdZone Interactive, Inc., with which we merged in August 2001. From 1992 to February 2000, Mr. Cardona was the President of Owl Data Systems, Inc., a software development company owned by Mr. Cardona.

JOHN CARDONA

John Cardona, age 38, is serving as our Chief Operating Officer and has served as our Homeland Security Defense Advisor with responsibility for long-term corporate planning and global and operational strategies in the past. From August, 2001 to June, 2002, Mr. Cardona served as President of our company. Mr. Cardona did serve as a consultant to Competitrack, a market research company. Mr. Cardona has also served us as a Director from August 2001 to the present time. From 1990 through August 2001, Mr. Cardona was a director of sales for Competitive Media Reporting, an advertising research firm. Mr. Cardona received a Bachelor of Arts Degree from New York Institute of Technology, Long Island, New York.

WARREN HAMBURGER

Warren Hamburger, age 50, has been a director of our company from August 2001 to the present. He has been a practicing attorney for 21 years during which he has operated his own firm as a sole practitioner. Mr. Hamburger received a Juris Doctor degree from New England School of Law, Boston Massachusetts, and a Bachelor of Science degree in business administration from Duquesne University, Pittsburgh, Pennsylvania.

RUSSELL STOVER IVY

Russell Stover Ivy, age 41, is a Director of our company and was President of Executive Help from January 2001 until the merger with us in August 2001. Mr. Ivy has been a consultant to small and medium sized companies for over 20 years. He has been involved in the start-up, design and implementation of numerous business ranging from small financial services corporations to publicly traded telecommunications companies. In 1998, Mr. Ivy was a consultant to IWL Communications, which merged with CapRoc Communications, which was later purchased by McLeod Communications. In 1999 and 2000, Mr. Ivy was a consultant to First Financial Group of America, where he served as Director of Operations. Mr. Ivy continues to consult for companies regarding their operational activities and goals. Mr. Ivy received a Bachelor's degree in international economics from Texas Tech University in 1991.

JOHN CONLEY


John Conley, age 77, from 1999 to the present, Mr. Conley has been retired from a career in commercial and military aviation. Prior to his retirement, Mr. Conley was employed by the Department of Military and Naval Affairs from 1953 to 1984. During such time, Mr. Conley also held command of the New York Air National Guard.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Based on our review of copies of all disclosure reports filed by our directors and executive officers pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, we believe that there was compliance with all filing requirements of Section 16(a) applicable to our directors and executive officers during fiscal 2004.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics will be posted on our website at http://www.adzoneinteractive.com.

                             EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth all cash and non-cash compensation paid or accrued for services rendered in all capacities to the named Executive Officers for the fiscal years ended March 31, 2005, 2004, and 2003:

                           SUMMARY COMPENSATION TABLE


                                                       Other Annual            Long-Term
                                                       Compensation          Compensation
                                                     (# of Share of      Awards (# Securities
Name and Positions       Year   Salary ($)   Bonus    Common Stock)       Underlying Options)
=============================================================================================
Charles Cardona
Chief Executive Officer  2005   $312,624
Acting Chief Financial   2004   $188,551(2)      0        5,471,151 (1)           50,000
Officer                  2003   $190,385         0                0                    0
Director

John Cardona
Director                 2005   $312,624
                         2004   $ 83,418(3)      0        5,706,899 (1)          100,000
                         2003   $190,385         0                0                    0

(1) These shares were issued and charged against accrued liabilities in the amount of $160,000.

(2) Excludes $98,472 that was charged against accrued liabilities.

(3) Excludes $41,800 that was charged against accrued liabilities.

DIRECTOR COMPENSATION

From time to time the members of the board of directors receive shares of common stock at the discretion of the board for their services. The following table is a list of directors and the amount of shares each one had received as compensation during the year ended March 31, 2004:

------------------ -------------------- ----------------- ----------------------
NAME               TITLE                NUMBER OF SHARES  DATE OF ISSUANCE
------------------ -------------------- ----------------- ----------------------
John Conley        Advisory Director        -0-
------------------ -------------------- ----------------- ----------------------
Jonathan White     Advisory Director        -0-
------------------ -------------------- ----------------- ----------------------
Russell Ivy        Director              50,000           September 3, 2003
------------------ -------------------- ----------------- ----------------------
                                         15,000           February 20, 2004
------------------ -------------------- ----------------- ----------------------
Warren Hamburger   Director             200,000           September 3, 2003
------------------ -------------------- ----------------- ----------------------
                                         15,000           February 20, 2004
------------------ -------------------- ----------------- ----------------------


No compensation was paid to any member of the Board of Directors during the year ended March 31, 2005.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                                          Percent of Total
                  Number of Securities     Options/SAR's
                      Underlying         Granted to Employees    Exercise
Name             Options/SAR's Granted     in Fiscal Year       Price/Share     Expiration
----             ---------------------     --------------       -----------     ----------
Charles Cardona          -0-                      -0-               -0-
John Cardona             -0-                      -0-               -0-


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                          Value of Unexercised
                                              Number of Unexercised           In-The-Money
                                              Securities Underlying            Option/SARs
Name              Shares Acquired   Value     Options/SARs at FY-End            At FY-End
                   On Exercise     Realized  Exercisable/Unexercisable         Exercisable
-----              ---------       -------   ------------------------        --------------
Charles Cardona       -0-            $0              4,000,000                  $60,000
John Cardona          -0-            $0              4,000,000                  $60,000

On February 5, 2004, we entered into an employment agreement with Mr. Charles Cardona, which superseded all prior agreements. In this agreement, Mr. Cardona will continue to serve as our Chief Executive Officer, through February 5, 2007. This agreement contains the following terms and conditions:

Position: CEO

Effective Date: February 5, 2004

BASE SALARY:

2004 - $161,000 annual
2005 - $181,000 annual
2006 - $191,000 annual

The initial base salary shall be reduced to $1,500 per week until such time as we reach a cash flow positive position for at least 1 month, or we raise at least $2 Million within 12 months, or management deems that our cash position is sufficient to support an increase. No additional salary above the reduced base shall accrue as back salary during the first 6 months of this contract.

Bonuses: Quarterly Qualitative Bonus of $ 10,000

2ND YEAR, YEAR END QUALITATIVE BONUS OF $ 25,000

Profitability Bonus: If we reach annual profitability employee will receive a $100,000 bonus plus 250,000 shares in stock.

Mr. Cardona shall receive an annual bonus as follows:

0.5% of the previous years revenues plus 3.5% of the previous years profits plus 0.5% of the transaction price of any acquisition.

The Board of Directors shall at its discretion grant up to an additional $100,000 in bonus to Mr. Cardona on an annual basis.

Stock Options: The employee shall receive options to purchase 3,000,000 (Three Million) shares as follows:

o     Options for 750,000 shares at $.85

o     Options for 750,000 shares at $1.00

o     Options for 750,000 shares at $1.50

o     Options for 750,000 shares at $1.75

All the options granted above shall be exercisable for 6 years from the date of granting.

Additionally we shall maintain any existing options under previous contracts.

Additional Incentives: Charles A. Cardona will receive 5% of all sales he is involved with.

Other Agreements: Medical and Dental insurance is fully paid for the employee by us during the employment period. We shall reimburse or pay for reasonable company vehicle expenses including lease or purchase payments, gas, tolls and repairs. We agree to defend employee against any and all legal claims and litigation. In addition, we further agree to pay all expenses arising from any and all litigation, including but not limited to attorney's fee's legal fee's and miscellaneous expenses. Legal representation for Charles A. Cardona will continue beyond the term of this contract and will continue for the remainder of Charles A. Cardona's life.

On February 5, 2004, we entered into an Employment Agreement with Mr. John A. Cardona (JCardona), which superseded all prior agreements. In this agreement, JCardona will serve as our Chief Operating Officer, through February 5, 2007. This agreement contains the following terms and conditions:

Position: COO

Effective Date: February 5, 2004

BASE SALARY:

2004 - $161,000 annual
2005 - $181,000 annual
2006 - $191,000 annual

The initial base salary shall be reduced to $1,500 per week until such time as we reach a cash flow positive position for at least 1 month, or we raise at least $2 Million within 12 months, or management deems that our cash position is sufficient to support an increase. No additional salary above the reduced base shall accrue as back salary during the first 6 months of this contract.

Bonuses: Quarterly Qualitative Bonus of $ 10,000

2ND YEAR, YEAR END QUALITATIVE BONUS OF $ 25,000

PROFITABILITY BONUS:

If we reach annual profitability employee will receive a $100,000 bonus plus 250,000 shares in stock.

JCardona shall receive an annual bonus as follows:

0.5% of the previous years revenues plus 3.5% of the previous years profits plus 0.5% of the transaction price of any acquisition.

The Board of Directors shall at its discretion grant up to an additional $100,000 in bonus to JCardona on an annual basis.

Stock Options: The employee shall receive options to purchase 3,000,000 (Three Million) shares as follows:

o     Options for 750,000 shares at $.85

o     Options for 750,000 shares at $1.00

o     Options for 750,000 shares at $1.50

o     Options for 750,000 shares at $1.75

All the options granted above shall be exercisable for 6 years from the date of granting.

Additionally we shall maintain any existing options under previous contracts.

Additional Incentives: John A. Cardona will receive 5% of all sales he is involved with.

Other Agreements: Medical and Dental insurance is fully paid for the employee by us during the employment period. We shall reimburse or pay for reasonable company vehicle expenses including lease or purchase payments, gas, tolls and repairs. We agree to defend employee against any and all legal claims and litigation. In addition, we further agree to pay all expenses arising from any and all litigation, including but not limited to attorney's fee's legal fees, and miscellaneous expenses. Legal representation for John A. Cardona will continue beyond the term of this contract and will continue for the remainder of John A. Cardona's life.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of March 28, 2006, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of AdZone. Also included are the shares held by all executive officers and directors as a group.


                                                            % of Class
Name and address               Number of Shares         Beneficially Owned
----------------               ----------------         ------------------
Charles Cardona                  35,792,422(1)                19.53%
17 Sunny Line Dr.
Calverton, NY 11933

John Cardona                     31,826,849(2)                17.37%
118 Overlook Dr.
Aquebogue, NY 11931

Warren Hamburger                  3,418,000                    1.87%
42 Fire Island Ave.
Babylon, NY 11702

Russell Ivy                       2,085,000                    1.13%
211 West Sealy Street
Alvin, TX 77511

John B. Conley
90 Red Creek Road
Hampton Bays, NY 11946            1,758,000                     .96%

All Executive Officers and
Directors of AdZone as
a Group (6 persons)              74,880,271                   40.86%

The Nutmeg Group LLC              6,262,569                    3.42%
3346 Commercial Avenue
Northbrook, IL 60062


The above-referenced percentages are given on a fully-diluted basis for such owner only. We are not assuming in the number of shares outstanding for purposes of this table that all options and rights have been exercised.


(1) Includes 15,055,000 shares that may be acquired upon exercise of stock options granted to Mr. Cardona at exercise prices ranging from $0.05 to $3.00 per share. Excludes securities owned by John Cardona, Mr. Cardona's brother; 113,500 shares owned by Peter Cardona, Mr. Cardona's brother and 690,000 shares owned by Valerie Cardona, Mr. Cardona's mother, with respect to all of which Mr. Cardona disclaims beneficial ownership. Plus 4,000,000 shares owed to Mr. Cardona under the agreement which he loaned AdZone 4,000,000 shares for the purpose of a stock loan.

(2) Includes 15,055,000 shares that may be acquired upon exercise of stock options granted to Mr. Cardona at exercise prices ranging from $0.05 to $3.00 per share. Excludes securities owned by Charles Cardona, Mr. Cardona's brother; 113,500 shares owned by Peter Cardona, Mr. Cardona's brother and 690,000 shares owned by Valerie Cardona, Mr. Cardona's mother, with respect to all of which Mr. Cardona disclaims beneficial ownership. Plus 4,000,000 shares owed to Mr. Cardona under the agreement, which he loaned AdZone 4,000,000 shares for the purpose of a stock loan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In prior periods, our officers advanced various monies to us under formal unsecured note documents bearing interest at 10.0%. The advances were repayable in at least minimum aggregate monthly amounts of approximately $370. During Fiscal 2004, no advances were made and all amounts previously advanced amounts to our officers were repaid in full.

The following table reflects the advances and repayments during each of the two years in the period ended March 31, 2005:


Year ended March 31,             Advances        Repayments
                          -----------------------------------
       2004                         none          $33,754
       2005                         none            none

In the opinion of management, the above-referenced transactions are at least as fair to us as we would expect to negotiate with unaffiliated third parties.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of our company or of any other corporation for which any and all persons who acted as officer or director at our request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED


Our authorized capital stock consists of 200,000,000 shares of Common Stock, $.001 par value. As of March 28, 2006, we had 183,278,169shares of common stock outstanding. On March 20, 2004, we entered into a Subscription Agreement with The Nutmeg Group, LLC, as amended. Based upon current market prices, any issuance of shares of common stock pursuant to the Subscription Agreement that would require us to issue shares of common stock in excess of our authorized capital is contingent upon us obtaining shareholder approval to increase our authorized shares of common stock and filing the certificate of amendment to our certificate of incorporation. The selling stockholder and we have agreed to register 10,000,000 additional shares of common stock pursuant to our Amendment No. 2 on Form S-2 filed with the Securities and Exchange Commission on October 31, 2005 in connection with the Subscription Agreement. Upon filing the certificate of amendment, we will amend this prospectus to include additional shares of common stock that are issuable pursuant to the Subscription Agreement.


The following is a description of the material terms of our common stock.

COMMON STOCK

The holders of the issued and outstanding shares of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of any funds lawfully available therefore. The Board of Directors intends to retain future earnings to finance the development and expansion of our business and does not expect to declare any dividends in the foreseeable future. The holders of the common stock have the right, in the event of liquidation, to receive pro rata all assets remaining after payment of debts and expenses. The common stock does not have any preemptive rights and does not have cumulative voting rights. The issued and outstanding shares of common stock are fully paid and nonassessable.

Holders of shares of common stock are entitled to vote at all meetings of such shareholders for the election of directors and for other purposes. Such holders have one vote for each share of common stock held by them.

TRANSFER AGENT

Island Stock Transfer has been appointed the transfer agent of our common stock and preferred stock.

                              SELLING STOCKHOLDERS


The table below sets forth information as of March 28, 2006 concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.


The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                                              SHARES BENEFICIALLY OWNED                            SHARES BENEFICIALLY OWNED
                                                PRIOR TO THE OFFERING                                  AFTER THE OFFERING***
----------------------------------------------------------------------------------------------------------------------------
                                                                                 TOTAL
                                                                                SHARES
                  NAME                         NUMBER          PERCENT**        REGISTERED         NUMBER           PERCENT
----------------------------------------------------------------------------------------------------------------------------
The Nutmeg Group                            17,620,996 (1)      9.61%         11,358,427 (5)         6,262,569      3.42%
Thomas F. Gavin                                860,000 (2)      *                860,000             0                 0
Spartan Securities (3)                       1,290,905 (2)      *              1,290,905             0                 0
Lisa Beth Beers IRA                            112,330 (2)      *                112,330             0                 0
Pelle Ojasu                                    394,597 (2)      *                394,597             0                 0
Barbara Borrell                                194,679 (2)      *                194,679             0                 0
Ruth Makofske                                  540,103 (2)      *                540,103             0                 0
A. Richard McCann                              667,946 (2)      *                667,946             0                 0
Lewis H. Beers R/O IRA                         648,929 (2)      *                648,929             0                 0
Lewis H. Beers and Lisa Beers as               641,272 (2)      *                641,272             0                 0
Co-Trustees of Lewis H. Beers Trust
Defined Benefit Plan UAD 1/1/92
Joseph E. Fara IRA                              36,082 (2)      *                 36,082             0                 0
Victor A. Silva IRA                            270,051 (2)      *                270,051             0                 0
Michael Vendetti                                66,666 (2)      *                 66,666             0                 0
David Frommer (4)                              170,000 (2)      *                170,000             0                 0
Hartsfield Capital Securities, Inc. (3)         30,000 (2)      *                 30,000             0                 0
                                           -----------                        ----------
TOTAL                                       23,544,556                        17,281,987
                                           ===========                        ==========


* Less then 1%

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 9.99% limitation.


***Assumes all of the shares being registered in this prospectus will be sold.


The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares which the selling stockholders has the right to acquire within 60 days. The actual number percentages are based on the amount of shares of common stock issuable is subject to adjustment depending on the future market price of the common stock, and could be materially less or more than the number estimated in outstanding plus the amount such selling stockholder has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(1) Includes shares of common stock and shares underlying warrants. In accordance with rule 13d-3 under the securities exchange act of 1934, Randall S. Goulding may be deemed a control person, with voting and investment control, of the shares owned by such entity.

(2) Represents shares underlying warrants.

(3) This entity is a statutory underwriter of the above-referenced securities. In accordance with rule 13d-3 under the securities exchange act of 1934, Micah Eldred may be deemed a control person, with voting and investment control, of the shares owned by Spartan Securities. In accordance with rule 13d-3 under the securities exchange act of 1934, John H. Banzhaf and Delbert D. Reichardt may be deemed control persons, with voting and investment control, of the shares owned by Hartsfield Capital Securities.

(4) This selling stockholder is affiliated with a broker dealer, received these warrants as compensation in the ordinary course of business and at the time of receipt of such warrants, and had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(5) The actual number of shares of common stock issuable to the selling shareholder is subject to adjustment depending on the future market price of the common stock at the effectiveness of this prospectus, and could be materially less or more than the number estimated in first column. The shares of common stock are priced at the lesser of (a) $.20, or (b) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to closing of such traunche, or (c) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to the date on which the registration statement is declared effective. The number of shares of common stock issued by us to Nutmeg as set forth in the table below were calculated based upon subsection (b) in the preceding sentence (fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to closing of such traunche).


(6) In accordance with rule 13d-3 under the securities exchange act of 1934, Kenneth Honeyman may be deemed a control person, with voting and investment control, of the shares owned by such entity.

TRANSACTIONS WITH THE SELLING STOCKHOLDERS

The following discloses the transactions which we have entered into with the selling stockholders during the past three years from the date of this prospectus.

The Nutmeg Group, LLC. On March 20, 2004, AdZone entered into a Subscription Agreement, with The Nutmeg Group, L.L.C, for a private placement of up to $1,750,000 for shares of common stock. As of the date hereof, we issued and sold to The Nutmeg Group warrants to purchase shares of our common stock. On July 23, 2004, this agreement was amended to increase the private placement to $1,850,000. The $1,850,000 is to be fully funded by Nutmeg in four traunches. The fourth traunche will be in the form of a $750,000 option and shall occur within 5 days of the date on which the registration statement registering the Securities is declared effective.

The first traunche closed in May 2004 and was for $400,000. The second traunche closed in June 2004 and was for $600,000. The third traunche closed in July 2004 and was for $100,000.

The shares of common stock are priced at the lesser of (a) $.20, or (b) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to closing of such traunche, or (c) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to the date on which the registration statement (as described in the Registration Rights Agreement) is declared effective, (the lesser of (a), (b) and (c) being hereinafter referred to as the "Fixed Price").

Nutmeg will be issued warrants exercisable into such number of shares of common stock as is equal to 50% of the purchase price paid by Nutmeg, divided by the Fixed Price. The common stock into which the warrants are exercisable will have piggyback registration rights, and the warrants will be transferable. This prospectus covers the resale of the shares underlying these warrants. Unexercised warrants will expire December 31, 2008.


The fourth traunche will be in the form of a $750,000 option and shall occur within 5 days of the date on which the registration statement registering the Securities is declared effective by the Securities and Exchange Commission. The number of shares issuable to Nutmeg for the fourth traunche will equal $750,000 divided by the lesser of: (a) $0.20, or (b) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to the filing with the Securities and Exchange Commission of the registration statement (as described in the Registration Rights Agreement), or,
(c) fifty-seven percent (57%) of the average closing bid price for common stock on the two trading days immediately prior to the closing of such traunche. We are not registering any shares of our common stock issuable pursuant to the fourth traunche in this prospectus.


In addition, under the amendment Nutmeg may not exercise their warrants if such exercise would cause them or their affiliates to own more than 9.99% of our outstanding common stock.

As of the date hereof, we issued and sold to The Nutmeg Group the following securities:

-------------------------------------  -------------------  --------------------  ---------------------------
DATE               INVESTMENT AMOUNT      SHARES ISSUED*        WARRANTS ISSUED*      WARRANT EXERCISE PRICE*
-------------------------------------  -------------------  --------------------  ---------------------------
May 20, 2004                $400,000            3,457,217             1,728,609                      $0.1446
-------------------------------------  -------------------  --------------------  ---------------------------
July 2, 2004                $600,000            3,289,474             1,644,737                      $0.2280
-------------------------------------  -------------------  --------------------  ---------------------------
September 17, 2004          $100,000              825,593               412,797                      $0.1514
-------------------------------------  -------------------  --------------------  ---------------------------


* The actual number of warrants and shares of common stock issuable to The Nutmeg Group, as well as the exercise price of the warrants, is subject to adjustment depending on the future market price of the common stock at the effectiveness of this prospectus, and could be materially less or more than the numbers estimated above. However, we are only registering the total shares of common stock and those shares underlying the warrants as set forth above in this prospectus for The Nutmeg Group.

On March 20, 2004, we entered into a Subscription Agreement with The Nutmeg Group, LLC, as amended. Based upon current market prices, any issuance of shares of common stock pursuant to the Subscription Agreement that would require us to issue shares of common stock in excess of our authorized capital is contingent upon us obtaining shareholder approval to increase our authorized shares of common stock and filing the certificate of amendment to our certificate of incorporation. Upon filing the certificate of amendment and upon the completion of the fourth traunche, we will file a separate registration statement to register the additional shares of common stock that are issuable pursuant to the Subscription Agreement.


David Frommer and Hartsfield Capital Securities, Inc. - These selling stockholders obtained the shares of our common stock being registered in this prospectus as finder's fees payable to each of the selling stockholders in connection with our May 2004 financing with The Nutmeg Group, LLC.

Thomas Gavin. Pursuant to a certain Consulting Agreement which we entered into with Thomas Gavin to provide informational and educational news releases and distribute said releases to the news media, we issued 860,000 shares of our common stock to Mr. Gavin as compensation for said consulting services performed on our behalf.



AUGUST 2003 PRIVATE PLACEMENT MEMORANDUM

We entered into an Investment Banking Agreement with Spartan Securities Corp. on November 27, 2002, pursuant to which Spartan was issued 1,176,489 shares of our common stock and 114,416 shares of our common stock on September 23, 2003, upon conversion of preferred stock and warrants issued by us as compensation for placement agent services performed on our behalf in connection with our August 2003 Private Placement Memorandum to sell up to 50 Units, consisting of one (1) share of 9.0% Series A Cumulative Preferred Stock and Warrants to purchase up to 4,376,094 shares of our common stock at a price of $10,000 per Unit. The number of warrants to be issued to each purchaser was determined by dividing the purchase price of the Unit by the average bid price of our common stock during the 5 day trading period prior to the delivery of funds to the escrow agent by the purchaser.

Each share of Series A Preferred Stock may be converted, at the sole option of the holder, into shares of our common stock commencing on the earlier of (1) 180 days after the date any share of Series A Preferred Stock was first issued or
(2) the effective date of a Registration Statement registering shares of our common stock issuable upon conversion of the Series A Preferred Stock. The number of shares of common stock that may be received upon conversion shall be determined by dividing 115.0% of the price of a Unit ($11,500) by the average closing bid price of our common stock during the 5 trading days immediately prior to receipt by us of the holder's notice of intent to convert.

The following selling stockholders included in this prospectus purchased shares of our Series A Preferred Stock from August 2003 through November 2003 pursuant to our August 2003 Private Placement Memorandum and converted into shares of our common stock during 2004 in the amounts indicated in the selling stockholder table above:

o     Lisa Beth Beers IRA;

o     Pelle Ojasu;

o     Barbara Borrell;

o     Ruth Makofske;

o     A. Richard McCann;

o     Lewis H. Beers R/O IRA;

o     Lewis H. Beers and Lisa Beth Beers as Co-Trustees of the Lewis H. Beers

                     Trust Defined Benefit Plan UAD 1/1/92;

o     Joseph E. Fara;

o     Victor A. Silva; and

o     Michael Vendetti.

The following are transactions we have entered into with the selling stockholders during the past three years, which we are not registering in this prospectus:

Lewis H. Beers purchased 400,000 shares of common stock at $0.0625 per share for $25,000 on 5/19/05.

A. Richard McCann purchased 400,000 shares of common stock at $0.0625 per share for $25,000 on 3/31/05.

Ruth Makofske was issued a convertible debenture on May, 2, 2005 in the amount of $105,000 and received 1,500,000 warrants.

On 4/8/05 we issued 120,000 shares of common stock to Ruth Makofske for Internet Services valued at $ 10,800.

In 2005 and 2006, we issued 2,550,000 shares of common stock to Pelle Ojasu for Consulting Services valued at $134,500.

During 2004 and 2005, we issued 599,100 shares of common stock and 450,000 warrants to Thomas F. Gavin for Consulting Services valued at $58,563.

                              PLAN OF DISTRIBUTION

Each Selling Stockholder (the "Selling Stockholders") of the common stock ("Common Stock") of AdZone Research, Inc., a Delaware corporation and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Over-the-Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     settlement of short sales;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

o     any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the

Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will send by facsimile a letter to all selling stockholders of their obligations to comply with Regulation M.

To the extent that successors to the named Selling Stockholders wish to sell under this prospectus, we will file a prospectus supplement identifying such successors as selling security-holders.

We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

PENNY STOCK RULE

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

The consolidated financial statements of AdZone Research, Inc. as of March 31, 2005 and for two year period then ended have been incorporated by referenced in this prospectus, and to the extent and for the periods indicated in their reports, which have been audited by Aidman, Piser & Company, P.A., and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

On November 23, 2005, Aidman, Piser & Company, P.A. (the "Former Accountant") resigned as our auditors. On December 9, 2005, we engaged Holtz Rubenstein Reminick LLP. (the "New Accountant"), as our independent certified public accountant. Our decision to engage the New Accountant was approved by its Board of Directors on December 9, 2005.

The reports of the Former Accountant on the financial statements of our company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years and all subsequent interim periods, except that the Former Accountant's opinion in its report on our financial statements expressed substantial doubt with respect to our ability to continue as a going concern for the last two fiscal years.

During our two most recent fiscal years and the subsequent interim period through the date of resignation, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B, except for the following:

The Former Accountant advised management that they noted deficiencies in internal controls relating to:

o the valuation of equity securities issued to employees and non-employees; and

o the accounting and reporting for preferred stock that had also included the issuance of warrants and beneficial conversion features.

In addition, the Former Accountant advised management that internal controls necessary to develop reliable financial statements did not exist for the two most recent fiscal years ended March 31, 2005 and 2004, respectively.

The Former Accountant advised management that each of these internal control deficiencies constitute a material weakness as defined in Statement of Auditing Standards No. 60. Certain of these internal control weaknesses may also constitute material weaknesses in our disclosure controls.

During our two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

We did not consult with the New Accountant regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issues.

The Former Auditor furnished us with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated December 9, 2005, is filed as Exhibit 16.1 to Form 8-K/A, filed with the Securities and Exchange Commission.

On August 4, 2004, we notified S. W. Hatfield, CPA, ("SWH ") that it has engaged Aidman, Piser & Company, P.A. as our auditor and as a consequence SWH was dismissed as our auditors. On August 4, 2004, we engaged Aidman, Piser & Company, P.A. as independent auditor of us for the fiscal year ending March 31, 2005. The action to engage Aidman, Piser & Company, P.A. was taken upon the unanimous approval of the our Board of Directors, which performs the function of the Audit Committee.

During the last two fiscal years ended March 31, 2004 and March 31, 2003 and through August 4, 2004, (i) there were no disagreements between us and SWH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of SWH would have caused SWH to make reference to the matter in its reports on our financial statements, and (ii) SWH's reports did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the last two most recent fiscal years ended March 31, 2004 and 2003 and through August 4, 2004, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B. SWH 's opinion in its report on our financial statements for the year ended March 31, 2004 and 2003, expressed substantial doubt with respect to our ability to continue as a going concern.

During the two most recent fiscal years and through August 4, 2004, we have not consulted with S. W. Hatfield, CPA regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that S. W. Hatfield, CPA concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either subject of disagreement or event, as defined in
Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

SWH furnish us with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated August 4, 2004, is filed as Exhibit 16.1 to Form 8-K, filed with the Securities and Exchange Commission.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Thomas Equipment, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


                                                                           Page

Unaudited Financial Statements of AdZone Research, Inc.                     F-2
   For The Nine Months Ended December 31, 2005

Audited Financial Statements of Adzone Research, Inc. For                  F-17
   The Years Ended March 31, 2005 and 2004

                              ADZONE RESEARCH, INC.
                            CONDENSED BALANCE SHEETS
                      DECEMBER 31, 2005 AND MARCH 31, 2005

                                                  DECEMBER 31,       MARCH 31,
                                                     2005              2005
                                                 (UNAUDITED)         (AUDITED)
                                                 ------------       ------------
ASSETS
Current assets:
   Cash                                          $    255,977       $    431,790
   Accounts  receivable                                 1,892              8,755
   Assets restricted for dividend payments            126,532            202,503
   Prepaid expenses and other                         109,909             59,501
   Loan receivable                                     20,000                 --
                                                 ------------       ------------
Total current assets                                  514,311            702,549

Property and equipment, net                            37,919             25,200
Other assets                                            1,145                176
                                                 ------------       ------------
Total assets                                     $    553,375       $    727,925
                                                 ============       ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                              $     49,554       $     46,049
   Accrued compensation                               373,859             98,244
   Accrued expenses                                   225,404            367,305
   Accrued dividend payable                           126,532            202,503
   Deferred revenue                                   100,000            132,329
   Current note payable                                    --             50,000
   Current maturities of long-term debt               373,502                 --
   Stock settlement liability                       2,610,000          1,418,000
                                                 ------------       ------------
Total current liabilities                           3,858,851          2,314,430
                                                 ------------       ------------

Long-term debt, less current maturities                78,262            291,783
                                                 ------------       ------------

Commitments and contingencies (Note 6)                     --                 --

Stockholders' deficit:
   Preferred stock                                     43,469             43,469
   Common stock                                       129,708             98,144

   Additional paid-in capital                      13,291,122          9,751,311
   Accumulated deficit                            (16,800,695)       (11,730,947)
   Other stockholders' equity                         (47,342)           (40,265)
                                                 ------------       ------------
Total stockholders' deficit                        (3,383,738)        (1,878,288)
                                                 ------------       ------------
Total liabilities and stockholders' deficit      $    553,375       $    727,925
                                                 ============       ============

See accompanying notes

                              ADZONE RESEARCH, INC.
                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                  NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004

                                                                            DECEMBER 31,        DECEMBER 31,
                                                                               2005                2004
                                                                            (UNAUDITED)         (UNAUDITED)
                                                                           -------------       -------------
Net contract revenues                                                      $     139,993       $     244,423
                                                                           -------------       -------------

Operating costs and expenses:
     Cost of contract revenues                                                        --              42,000
   Consulting and professional services                                        1,353,633           1,367,954
   Salaries and related costs                                                  1,370,721           1,041,161
   General and administrative                                                    775,520             520,726
   Depreciation and amortization                                                  11,917               5,821
                                                                           -------------       -------------
                                                                               3,511,791           2,977,662
                                                                           -------------       -------------
Loss from operations                                                          (3,371,798)         (2,733,239)


Other income (expense)
         Interest expense, net                                                  (272,581)            (62,134)
         Extinguishment losses                                                  (230,858)                 --
         Derivative loss                                                      (1,192,000)           (768,000)
                                                                           -------------       -------------
Net loss                                                                   $ (5,067,2372)      $  (3,563,373)
                                                                           -------------       -------------

Reconciliation of net loss to loss applicable to common stockholders:
   Net loss                                                                $  (5,067,237)      $  (3,563,373)
   Preferred stock dividends and accretion:
         Preferred stock accretion                                                    --            (116,214)
         Preferred stock dividends paid                                           (2,511)            (61,060)
                                                                           -------------       -------------
    Loss applicable to common stockholders                                 $  (5,069,748)      $  (3,740,647)
                                                                           -------------       -------------

Loss per common share;
      Basic and diluted loss per common share                              $       (0.05)      $       (0.05)
                                                                           =============       =============

Shares used in computing basic and diluted loss per
       common share                                                          106,138,337          80,123,404

Comprehensive loss:
       Net loss as reported                                                $  (5,067,237)      $  (3,563,373)
       Unrealized loss on available for sale securities                           (7,077)             (1,363)
                                                                           -------------       -------------

Comprehensive loss                                                         $  (5,074,314)      $  (3,564,736)
                                                                           =============       =============

Loss per common share:
   Basic and diluted loss per common share                                 $       (0.01)      $       (0.01)
                                                                           =============       =============
Shares used in computing basic and diluted loss per common
   share                                                                     113,129,239          85,754,920
                                                                           =============       =============

See accompanying notes

                              ADZONE RESEARCH, INC.
             UNAUDITED CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT
                       NINE MONTHS ENDED DECEMBER 31, 2005

                                                         PREFERRED STOCK           COMMON STOCK
                                                         ---------------           ------------                        PAID-IN
                                                      SHARES           AMOUNT          SHARES           AMOUNT         CAPITAL
                                                    ---------       ------------    -----------       ---------      -----------
Balances, March 31, 2005                                 3.12           $ 43,469     98,144,253       $  98,144      $ 9,751,311

Issuance of common stock for:
     Cash                                                                             3,114,286           3,114          208,186
     Employee compensation                                                            6,551,000           6,551          543,108
      Exercise of employee stock options                                              6,100,000           6,100          279,516
     Cashless exercise of warrants                                                    1,300,162           1,300          (1,300)
     Professional services
     (including $16,650 related to
      capital improvements)                                                          13,948,855          13,949          841,172
Issuance of options for
     employee compensation                                                                                               115,500
Issuance of options to                                                                                                   107,800
     directors

Debt extinguishment                                                                     550,000             550           65,450
Preferred stock dividends paid
Issuance of warrants for services                                                                                        370,520
Amortization of deferred
compensation                                                                                                            290,144
Warrants issued, and beneficial conversion
feature associated with debentures
                                                                                                                         504,857
Warrants issued in connection with debt
extinguishment                                                                                                           214,858

Unrealized loss on
     marketable securities
Net loss
                                                    ---------       ------------    -----------       ---------      -----------
Balances, December 31, 2005                              3.12           $ 43,469    129,708,556       $ 129,708      $13,291,122
                                                    =========       ============    ===========       =========      ===========

                                                     ACCUMULATED
                                                        DEFICIT         OTHER            TOTAL
                                                    -------------     ---------      -------------
Balances, March 31, 2005                            $ (11,730,947)    $ (40,265)     $ (1,878,288)

Issuance of common stock for:                                                                   --
     Cash                                                                                  211,300
     Employee compensation                                                                 549,659
      Exercise of employee stock options                                                   285,616
     Cashless exercise of warrants                                                              --
     Professional services
     (including $16,650 related to
      capital improvements)                                                                855,121
Issuance of options for
     employee compensation                                                                 115,500
Issuance of options to                                                                     107,800
     directors

Debt extinguishment                                                                         66,000
Preferred stock dividends paid                             (2,511)                         (2,511)
Issuance of warrants for services                                                          370,520
Amortization of deferred
compensation                                                                               290,144
Warrants issued, and beneficial conversion
feature associated with debentures
                                                                                           504,857
Warrants issued in connection with debt
extinguishment                                                                             214,858

Unrealized loss on                                                       (7,077)           (7,077)
     marketable securities
Net loss                                               (5,067,237)                     (5,067,237)
                                                    -------------     ---------      -------------
Balances, December 31, 2005                         $ (16,800,695)    $ (47,342)     $ (3,383,738)
                                                    =============     =========      =============

See accompanying notes.

                              ADZONE RESEARCH, INC.
                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004

                                                                          DECEMBER, 31,      DECEMBER 31,
                                                                               2005             2004
                                                                           (UNAUDITED)       (UNAUDITED)
                                                                           -----------       -----------
OPERATING ACTIVITIES
Net loss                                                                   $(5,067,237)      $(3,563,373)
Adjustments to reconcile net loss to net cash flows used in operating activities:
     Depreciation expense                                                       11,917             5,821
     Derivative loss                                                         1,192,000           768,000
     Extinguishment losses                                                     230,858                --
     Stock based compensation;
            Professional services                                            1,606,935         1,048,007
            Salaries, wages and bonuses                                        665,159           174,985
     Warrants and options issued to non-employees for services                      --           479,801
     Amortization of debt discount                                             249,838                --
     Amortization of deferred revenue                                          (32,329)          (93,698)
     Write down of investments and marketable securities                        36,814
     Changes in operating assets and liabilities:
         Accounts receivable                                                     6,211                --
         Prepaid expenses and other current assets                             (56,833)          129,379
         Other assets                                                               --            34,616
         Accounts payable and accrued expenses                                 137,218          (262,947)
                                                                           -----------       -----------
Net cash flows used in operating activities                                 (1,056,263)       (1,242,595)
                                                                           -----------       -----------

INVESTING ACTIVITIES
Purchases of equipment                                                          (7,986)          (18,136)
Issuance of loan receivable                                                    (20,000)               --
                                                                           -----------       -----------
Net cash flows used in investing activities                                    (27,986)          (18,136)
                                                                           -----------       -----------

FINANCING ACTIVITIES
Proceeds from sales of common stock and warrants, net of $0 and
         $150,000 of offering expenses                                         211,300           141,683
Proceeds from stock settlement liability                                            --           950,000
Proceeds from issuance of  long-term debt                                      415,000                --
Proceeds from the exercise of employee stock options                           285,616           329,870
Cash paid to redeem preferred stock                                                 --           (76,744)
Cash paid for preferred stock dividends                                         (2,511)          (61,060)
Increase in restricted cash                                                       (969)               --
Payments of principal paid on notes payable                                         --           (12,280)
                                                                           -----------       -----------
Net cash flows provided by financing activities                                908,436         1,271,469
                                                                           -----------       -----------

Net (decrease) increase in cash                                               (175,813)           10,738
Cash at beginning of period                                                    431,790           622,797
                                                                           -----------       -----------
Cash at end of period                                                      $   255,977       $   633,535
                                                                           ===========       ===========

See accompanying notes.

                              ADZONE RESEARCH, INC.
                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004

                                                                       DECEMBER 31,   DECEMBER 31,
                                                                           2005           2004
                                                                       (UNAUDITED)     (UNAUDITED)
                                                                       -----------     -----------
SUPPLEMENTAL DISCLOSURES

Cash paid for interest                                                 $    27,410     $     1,914
                                                                       -----------     -----------

SUPPLEMENTAL DISCLOSURE ON NON-CASH INVESTING
AND FINANCING ACTIVITIES:

Marketable securities declared as a property dividend                           --     $   233,186
                                                                       -----------     -----------

Securities received as payment of revenues (deferral)                           --     $   300,000
                                                                       -----------     -----------

Unrealized loss on marketable securities                               $    (7,077)    $    (1,363)
                                                                       -----------     -----------

Increase in valus of investment declared as property dividend                   --     $    24,547
                                                                       -----------     -----------

Property and equipment acquired through issuance of common stock       $    16,650     $        --
                                                                       -----------     -----------

Note payable satisfied through issuance of common stock                $    50,000     $        --
                                                                       -----------     -----------

Warrants issued and beneficial conversion feature associated with
debentures                                                             $   504,857     $        --
                                                                       -----------     -----------

Debt extinguished through issuance of debentures                       $   125,000     $        --
                                                                       -----------     -----------

See accompanying notes.

                              ADZONE RESEARCH, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

1. BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with Accounting Principles Generally Accepted in the United States of America for interim financial information and pursuant to the Regulation S-B of the Rules and Regulations of the Securities and Exchange Commission. Certain financial information and footnote disclosure normally included in annual financial statements prepared in accordance with Accounting Principles Generally Accepted in the United States of America have been condensed or omitted. Accordingly, the accompanying financial statements should be read in conjunction with ADZONE's annual financial statements and notes thereto included in its Form 10-KSB for the year ended March 31, 2005.

In the opinion of management, the financial statements reflect all adjustments (consisting of only normal and recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for those periods presented. Operating results for the nine months ended December 31, 2005 are not necessarily indicative of the results that may be expected for the year ended March 31, 2006.

The Company's revenues during the nine month period ended December 31, 2005 were concentrated with one commercial licensure contract. The Company's revenues during the nine month period ended December 31, 2004 were concentrated with the United States Department of Defense and related agencies, and a commercial licensure contract.

CERTAIN ACCOUNTING POLICIES:

Revenue recognition: The Company derived $ 132,329 of revenues during the nine month period ended December 31, 2005 and $94,423 of revenues during the nine month period ended December 31, 2004 under licensing arrangements for commercial applications of the Company's technologies. Revenue is recognized ratably over the term of the agreement. In addition, the Company derived $7,664 from its cyber security division during the nine month period ending December 31, 2005.

The Company derived $150,000 of revenues during nine month period ended December 31, 2004 under contracts with the United States Department of Defense and related agencies. Revenues under contracts with the United States Department of Defense are recorded when earned.

Assets restricted for dividend payments:

This caption consists of 1,350,000 shares of the Justice Fund valued at $126,532 at December 31, 2005 which is restricted as property dividends, that has been declared.

                              ADZONE RESEARCH, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

1. BASIS OF PRESENTATION (CONTINUED)

Stock issued for services:

The Company compensates some of its professional service providers, consultants and directors with shares of the Company's stock or stock options. The Company recognizes the related expenses based on the trading market value of the common stock or the fair value of the options based on the Black-Scholes model. The expenses are recognized over the underlying service period.

Derivative financial instruments:
The Company accounts for derivative financial instruments indexed to and potentially settled in, its own stock in accordance with Emerging Issues Task Force Consensus No. 00-19, which provides that if the number of shares deliverable in a transaction are indeterminable, the fair value of said shares shall be presented as a liability in the balance sheet. The liability is to be measured at, and adjusted to, fair value until such time as the obligation is settled. The shares issued in connection with the Nutmeg Subscription Agreement discussed in Note 5 to the financial statements are such derivative transactions due to the Company's obligation to deliver registered shares, which cannot be assumed pursuant to Consensus No. 00-19. As such, the Company's obligation has been presented in the accompanying balance sheet as a liability. The change in the fair value of this liability at each financial reporting date is and will continue to be charged (credited) to operations until settled.

2. LIQUIDITY AND MANAGEMENT'S PLANS

The preparation of financial statements in accordance with Generally Accepted Accounting Principles contemplates that the Company will continue as a going concern. As noted in the accompanying condensed financial statements, the Company incurred a net loss of $(5,067,237) and used cash of $(1,056,263) in conducting its operations during the nine months ended December 31, 2005. In addition, the Company has a working capital deficiency of $(3,344,540) as of that date. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

While operating cash flows for the remaining period in fiscal year ended March 31, 2006 are not projected to be sufficient to sustain the Company's operations, management currently believes that existing cash reserves of $255,977, coupled with (i) an outstanding contingent commitment for approximately $750,000 in connection with the Nutmeg Subscription Agreement (see Note 5) and (ii) proceeds of $25,000 from subsequent offerings (see Note 7), will be sufficient to fund operating deficits for a period of approximately twelve to eighteen months. Management considered the following specific elements of its internal projections in making its conclusions about its ability to continue for approximately twelve to eighteen months:

a. Management does not believe that the significant level of cash used in operations during the nine months ended December 31, 2005 of $(1,056,263) is indicative of cash flow usage during the next four fiscal quarters.

b. Certain vendors continue to accept the Company's equity securities for compensation for their services, which has helped and will continue to help preserve cash. While such non-cash expense is not currently expected to be as high in the near term future quarters as during the current nine months, based upon ongoing discussions with the vendors, management believes that they will continue to accept such securities in the foreseeable future.

                              ADZONE RESEARCH, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

2. LIQUIDITY AND MANAGEMENT'S PLANS (CONTINUED)

c. Management does not currently project expending significant levels of cash to acquire equipment to support revenue growth during the next four fiscal quarters. Equipment necessary for the Company's contracts principally relates to computer equipment, which is projected to be sufficient for the foreseeable future. However, the nature of contracts awarded in the future, if any, may result in additional modifications and expenditures at the request of customers.

d. The Company's working capital deficiency of $(3,344,540) includes a stock settlement liability of $2,610,000 that can be settled with registered equity securities upon the effectiveness of a related registration statement. However, obtaining an effective registration statement is presumed not to be within management's control. In the event that an effective registration statement related to these instruments can not be obtained, management believes that it can renegotiate the terms of the underlying instruments to provide for fulfillment with equity securities of the Company. There can be no assurances, though, that management would be successful in such negotiations.

e. Finally, management believes that, in the event necessary, certain operating expenses can be curtailed. These expenses are principally related to employment costs.

During the remainder of fiscal year ended March 31, 2006, management plans to continue to promote the U.S. Department of Defense and Commercial uses of its technologies. However, there can be no assurances that the Company can execute additional revenue producing contracts under acceptable terms and conditions.

The Company has introduced a new product called Online Predator Profiling System
(OPPS) developed with the help of a number of law enforcement departments for identifying and tracking online predators as well as finding missing children, and has started taking orders for same.

The Company's ability to continue as a going concern is dependent upon the preservation of existing cash reserves, the receipt of the final conditional traunch of the Nutmeg Subscription Agreement (see Note 5) and, ultimately, the achievement of profitable operations. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

3. NOTE PAYABLE

On April 14, 2005, the Company issued 550,000 shares of common stock to the note holder in lieu of the $50,000 loan repayment. The fair value of the common shares issued, using the closing market price on the date of issuance, amounted to $66,000, which resulted in a debt extinguishment charge of $16,000.

                              ADZONE RESEARCH, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

4. LONG-TERM DEBT

Long-term debt consists of the following at December 31, 2005 and March 31, 2005:

                                                                                 December 31,     March 31,
                                                                                    2005             2005
                                                                                 -----------     -----------
Face value $290,000, 10% Series A Convertible Debentures (a)                     $   143,468     $        --

Face value $100,000, 10% Series A Convertible Debenture (b)                           63,246              --

                                                                                                      78,262
Face Value $100,000 8% Convertible Debenture  (C)
                                                                                           5
Face value $50,000, 8% Convertible Promissory Notes (d)

Four separate notes payable to a non-financial institution investment corporation. Interest at the prevailing Prime Rate plus 100 basis points (5.00%
at March 31, 2005), payable quarterly in arrears plus an origination fee equal to 1.0% of the principal amount. Principal payable in full in May 2006.
Collateralized by shares of the Company's common stock (aggregating approximately 7,958,121 shares at March 31, 2005), placed in escrow with the lender's brokerage firm, owned by the Company's Chief Executive and Chief
Operating Officers, respectively.
                                                                                     166,783         166,783

Two unsecured notes payable with maturity dates of May 2006 (a)                           --         125,000
                                                                                 -----------     -----------
                                                                                     451,764         291,783
Less current maturities                                                             (373,502)             --
                                                                                 -----------     -----------
                                                                                 $    78,262     $   291,783
                                                                                 ===========     ===========

(a) During May 2005, the Company issued $290,000 face value of 10% Series A Redeemable Convertible Debentures, due May 2006 (the "Series A Debentures"). The Series A Debentures are convertible at the option of the holder into shares of Common Stock at a rate of $0.07 per share. The trading market price on the date of issuance of the Series A Debentures was $0.12, resulting in an embedded beneficial conversion feature. Series A Debenture holders were also issued an aggregate of 4,142,858 warrants to purchase Common Stock at $0.07 per share, over a five year term. The Series A Debentures and warrants were issued for cash of $165,000 and the extinguishment of the unsecured notes amounting to $125,000 in the table above. Accounting for each of these issuances was as follows:

Cash Purchase: The proceeds of $165,000 were allocated between the Series A

                              ADZONE RESEARCH, INC
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

Debentures and the warrants based upon relative fair values. The fair value of the warrants was determined using the Black Scholes Valuation Model. As a result of this allocation, $104,211 of proceeds were allocated to the warrants and recorded as paid in capital. The resulting debt discount was amortized to the earliest date the debenture was Convertible, which was during the nine months ended December 31, 2005. The remaining $36,842 applies to the beneficial conversion feature which is amortized using the effective interest method over the remaining term of the debt. The amortization of the debt discount from the warrants and beneficial conversion feature charged to interest expense for the nine months ended December 31, 2005 was $105,756.

Debt Extinguishment: The excess of the aggregate fair value of the Series A Debentures and warrants issued (amounting to $339,858) over the carrying value of the debt extinguished was recorded as an extinguishment charge of $214,858. As noted above, the Series A Debentures contained a beneficial conversion feature. The amount of the beneficial conversion feature associated with the $125,000 face value of the Series A Debentures amounted to $89,857 and was recorded as additional paid in capital. The discount will be amortized over the debt term using the effective interest method. The amortization of the debt discount associated with the beneficial conversion feature was $ 1,998 for the nine month period ended December 31, 2005.

(b) During July 2005, the Company issued $100,000 face value of 10% convertible debentures due July 7, 2006. The debentures are convertible into shares of the Company's common stock based on certain beneficial ownership percentages as defined. In addition, the debenture holders received 1,428,572 warrants to purchase the Company's stock at $0.07 per share. The market price on the date of issuance was $0.12. The warrants expire five years from the date of issuance.

The proceeds of $100,000 were allocated to the debentures and warrants based upon the relative fair values. The warrants were valued at $63,158 and were amortized to the earliest date the debenture was convertible which was during the quarter ended September 30, 2005. The fair value of the warrants was determined using the Black Scholes Valuation Model. The remaining $36,842 applies to the beneficial conversion feature which is amortized using the effective interest method over the debt term. The relative fair value of the warrants and the beneficial conversion feature is greater than the fair value of the debt, resulting in a debt discount of $100,000. Amortization for the nine month period ended December 31, 2005 was $63,246.

                              ADZONE RESEARCH, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

(C) In October, 2005, the Company issued $100,000 of its 10% secured convertible debenture due October, 2007 and warrants to purchase common stock to The Nutmeg Group,LLC. The debenture is convertible at the option of the holder into shares of common stock based on beneficial ownership percentages as defined. The warrants will be exercisable into common stock at $.15 per share and the unexercised warrants will expire December 31, 2010. The debenture and warrants were issued for $100,000 cash less $11,250 for a fixed non-accountable allowance to cover due diligence expenses.

The proceeds of $100,000 were allocated to the debentures and warrants based upon the relative fair values .The warrants were valued at $78,261 and were amortized to the earliest date the debenture was convertible which was during the quarter ended December 31, 2005.The fair value of the warrants was determined using the Black Scholes Valuation Model. The remaining $21,739 applies to the beneficial conversion feature which is amortized using the effective interest method over the debt term .The relative fair value of the warrants and the beneficial conversion feature is greater than the fair value of the debt, resulting in a debt discount of $100,000. Amortization for the nine month periods ended December 31, 2005 was $78,262.

(d) In December 2005, the Company issued convertible promissory notes for proceeds of $50,000. The notes bear interest at 8% and are due in one year. The notes are convertible, at the holder's option, into shares of the Company's common stock based on a conversion price as defined.

The relative fair value of the beneficial conversion feature is greater than the fair value of the debt, resulting in a debt discount of $50,000. The debt discount is amortized over the debt term using the effective interest method. Amortization for the period ended December 31, 2005 was $5.

STOCKHOLDERS' EQUITY

ISSUANCES OF COMMON STOCK AND WARRANTS

During the nine month period ended December 31, 2005, the Company issued 31,564,303 shares of common stock, as follows: 3,114,286 shares for cash proceeds of $211,300; 1,300,162 shares for the exercise of warrants in a cashless transaction; 13,948,855 shares for consulting and non-employee related services; 550,000 shares in liquidation of a note payable, 6,551,000 shares for employee related services, and 6,100,000 shares for the exercise of employee stock options. The Company recorded stock-based compensation during the nine months ended December 31, 2005, in all instances, based upon the closing market price on the date the stock was issued for purposes of fair value. This resulted in charges to operations of $1,606,935 for consulting and non-employee related services and $665,159 for employee related services. These charges are included in Consulting and Professional Services and Salaries and related costs in the accompanying unaudited condensed statements of operations.

                              ADZONE RESEARCH, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

During the nine months ended December 31, 2005, the Company issued warrants to acquire 6,420,716 shares of common stock, as follows: 5,571,430 warrants to the Company's convertible debenture holders (see Note 4) and 849,286 warrants in connection with service providers. Warrants issued for services were valued at fair value on the date issued using the Black Scholes Valuation Model. The charge to operations of $250,660 is included in the caption Consulting and Professional Services in the accompanying statement of operations. (The Black Scholes Valuation Model requires the use of subjective estimates. Management estimated the future volatility and the risk free rate of return for issuances during the nine months ended December 31, 2005 at 360% and 3.0%, respectively.)

The Company placed 13,000,000 shares of its common stock in escrow with its transfer agent in anticipation of future exercises of stock options issued under the Company's stock option plans.

In November and December, 2005, the Company received $35,000 for the future issuance of 700,000 shares of common stock at a purchase price of $0.05 per share. These shares were issued in January, 2006.

ISSUANCES OF STOCK OPTIONS

During the nine months ended December 31, 2005, the Company granted stock options to acquire an aggregate 11,350,000 shares of common stock to the Company's Chief Executive Officer, Chief Operating Officer and Executive Vice President. Also, during the nine months ended December 31, 2005, the Company granted stock options to acquire an aggregate of 1,600,000 shares of common stock to the Company's Directors. These options are exercisable at exercise prices ranging from $0.125 to $3.00 per share and will expire on April 20, 2011.

In addition, the Company also granted stock options to acquire an aggregate 8,350,000 shares of common stock to the Company's Chief Executive Officer, Chief Operating Officer and Executive Vice President, as well as an aggregate of 900,000 shares of common stock to the Company's Directors. These options are exercisable at exercise prices ranging from $0.05 to $0.33 per share and will expire on December 31, 2014.

During the nine months ended December 31, 2005, the Company granted stock options to acquire an aggregate 8,750,000 shares of common stock to its employees. These options are exercisable at a $.01 discount to the lowest bid price of the common stock of the Company on the day of exercise.

                              ADZONE RESEARCH, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

The Company accounts for stock options to employees using the intrinsic method and to non-employees and to directors using the fair-value method. The intrinsic method resulted in compensation expense of $115,500 related to the employee stock options for the nine months ended December 31, 2005. The fair value of the Director stock options, applying the Black-Scholes methodology, amounted to $248,000.

DEFERRED COMPENSATION

Deferred compensation, related to equity issuances, is charged to operations over the periods of contractual performance for consultants and service providers and over vesting periods for employees. Deferred compensation related to future periods as of April 1, 2005 amounted to $588,869. Amortization of all sources of deferred compensation during the period amounted to $207,999. Deferred compensation related to future periods as of December 31, 2005 amounted to $210,925.

NUTMEG SUBSCRIPTION AGREEMENT

During May 2004, the Company entered into a Subscription Agreement with an unaffiliated investor. Under the terms of the Subscription Agreement, the Company received cash of $950,000 (net of $50,000 of expenses) during the year ended March 31, 2005. The Company is to receive additional cash of $750,000 within five days of registering the common shares and warrants issued as a result of the Subscription Agreement. The number of common shares to be issued is equal to the amount received divided by the lesser of a) $.20 per share, b) 57% of the average closing bid price for common stock on the two trading days immediately prior to closing on the sale or c) 57% of the average closing bid price of the Company's common stock on the two trading days immediately prior to the date on which the registration statement is declared effective ("Fixed Price"). The proceeds from this transaction have been classified as Stock Settlement Liability at December 31, 2005. In addition, the Subscription Agreement provides for the issuance of warrants equal 50% of the purchase price of the common stock divided by the Fixed Price. The warrants expire in December, 2008 and are exercisable at 71.25% of the average closing bid price for common stock on the two trading days immediately prior to filing a

5. STOCKHOLDERS' EQUITY (CONTINUED)

NUTMEG SUBSCRIPTION AGREEMENT (Continued)

registration statement with the Securities Exchange Commission (the Company is required to register the aforementioned shares as well as the shares underlying common stock warrants).

                              ADZONE RESEARCH, INC.
                NOTES TO UNAUDITED CONDENSED FIFANCIAL STATEMENTS
                                DECEMBER 31,2005

As a result of the above Subscription Agreement, at December 31, 2005, the Company has issued 7,572,284 shares of unregistered common stock, which represents the minimum number of shares to be issued under the Subscription Agreement in exchange for cash received through September 30, 2005. The ultimate number of shares to be issued is indeterminate as the number of shares is dependent on the Company's closing bid price when a registration statement is declared effective. As a result, the $950,000 of cash received under the Subscription Agreement through December 31, 2005 is included in liabilities.

At December 31, 2005 and 2004, the Company measured the value of the shares to be issued under the Subscription Agreement through December 31, 2005 and 2004, respectively, based on the Company's closing bid price at December 31, 2005 and 2004 respectively, compared to the actual shares issued. As a result of this measurement, an additional $1,192,000 and $768,000 was charged to operations in the caption Derivative Loss during the nine months ended December 31, 2005 and 2004, respectively.

PRO FORMA STOCK COMPENSATION INFORMATION

The following table reflects supplemental financial information related to stock-based employee compensation for the nine months ended December 31, 2005 and 2004, as required by Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure:

                                                                     December 31,      December 31,
                                                                         2005             2004
                                                                     -----------       -----------
Loss applicable to common shareholders, as reported                  $(5,069,748)      $(3,740,647)
Stock-based employee compensation, as reported                           665,750           174,985
Stock-based employee compensation under the fair value method         (2,886,583)         (964,256)
                                                                     -----------       -----------
Pro-forma loss applicable to common shareholders under fair
    value method                                                     $(7,290,581)      $(4,529,918)
                                                                     ===========       ===========
Loss applicable to common shareholders per share, as reported        $     (0.05)      $     (0.05)
                                                                     ===========       ===========
Pro-forma  loss  applicable  to common  stockholders  per share
    under fair value method                                          $     (0.07)      $     (0.06)
                                                                     ===========       ===========

The following table reflects supplemental financial information related to stock-based employee compensation for the three months ended December 31, 2005 and 2004, as required by Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure:

                                                                     December 31,      December 31,
                                                                         2005              2004
                                                                     -----------       -----------
Loss applicable to common shareholders, as reported                  $(1,384,819)      $(1,225,052)
Stock-based employee compensation, as reported                            48,017           872,569
Stock-based employee compensation under the fair value method           (595,616)        1,894,589
                                                                     -----------       -----------
Pro-forma loss applicable to common shareholders under fair
    value method
                                                                     $(1,932,418)      $  (203,032)
                                                                     ===========       ===========
Loss applicable to common shareholders per share, as reported        $     (0.01)      $     (0.01)
                                                                     ===========       ===========
Pro-forma  loss  applicable  to common  stockholders  per share
    under fair value method                                          $     (0.02)      $     (0.00)
                                                                     ===========       ===========

                              ADZONE RESEARCH, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

6. COMMITMENTS AND CONTINGENCIES

Due to the Company's financial position, from time to time, the Company may become party to collection actions, litigation and/or judgments related to the non-payment of various operating expenses. Management is of the opinion that an appropriate provision for amounts due and other related expenses has been made in the accompanying financial statements.

Investment Banking Agreement:

On April 6, 2004, the Company executed a non-exclusive Financial Advisor, Investment Bank and Placement Agent Agreement with Hartsfield Capital Securities, Inc. of Atlanta, Georgia (Hartsfield) whereby Hartsfield will use its "best efforts" to assist the Company in one or more capital investments/fundings which might result in a private placement, merger, acquisition, sale of assets, sale of common stock, sale of ownership interest or any other financial transaction as defined in this agreement. This agreement had an initial term of one year and expired April 6, 2005. For these services, Hartsfield was to receive a success fee of 6.0% of the gross proceeds on all common debt financing; 10.0% of the gross proceeds on any hybrid debt (convertibles, warrants, etc.); 10.0% of the gross proceeds on any equity raised; 10.0% of the gross proceeds on all closings from Transactions (as defined) with an Investor Candidate or a Strategic Candidate (as defined); 10.0% on the gross proceeds received from any mezzanine loan or other subordinated form of indebtedness; and 10.0% of the Aggregate Consideration (as defined) of any merger or acquisition introduced by Hartsfield.

Hartsfield was successful in obtaining a capital investment of $1,750,000 with The Nutmeg Group, of which $750,000 is still unfunded, through the sale of the Company's common stock.

Additionally, Hartsfield is due warrants to purchase shares of the Company's common stock equal to 20.0% of the value of such transactions for successful common stock equity raised at 100.0% of the market price of the Company's common stock at the closing of such transaction for a period of two (2) years, and/or to grant Hartsfield warrants to purchase that number of shares of the Company's common stock equal to 20.0% of the value of such transactions for successful preferred stock, debt, hybrid debt of any kind (convertibles, warrants, etc.) or debt and equity combination raised at 100.0% of the market price of the Company's common stock at the closing of such transaction for a period of two
(2) years. These stocks shall be delivered on a cashless exercise and issuable from the investment closing date up to no more than five (5) years from the date and upon exercise thereof. The stock obtainable under these warrants shall have "piggyback" registration rights on the next Registration Statement filed with the U. S. Securities and Exchange Commission after their issue.

Convertible debentures

On August 1, 2005, the Company signed a letter of intent with Spartan Securities Group. Ltd. who committed, subject to certain conditions and due diligence, to purchase up to $30,000,000 of securities convertible into shares of common stock of the Company. The securities under this agreement are convertible debentures at an interest rate of 7% per year and a maturity date of two years from issuance. The agreement also includes 1,000,000 warrants to purchase shares of the Company's common stock at $0.075 per share for three years.

7. SUBSEQUENT EVENTS

Equity Transactions:

During the period January 1, 2006 through February 10, 2006 the following equity transactions occurred:

On January 18, 2006, the company provided incentive stock and options as follows; (i) 4,800,000 shares granted and 4,800,000 options granted to officers. The price of the options issued is $0.037 per share and they expire December 31, 2012. (ii) 1,270,000 shares granted and 1,510,000 options granted to employees. The price of the options issued is $0.037 per share and they expire December 31, 2008. and (iii) 600,000 shares granted and 900,000 options granted to directors. The price of the options issued is $0.037 per share and they expire December 31, 2012..

On January 20, 2006, the Company issued a Convertible Promissory Note in the amount of $25,000 bearing interest at 8% per annum. The note is convertible into shares of common stock based on beneficial ownership percentages as defined. The note was issued for cash and matures on January 20, 2007.

The Company issued 4,675,478 shares of its common stock in consideration for professional services performed by unrelated third parties.

On January 23, 2006, the Company issued 1,000,000 shares to an accredited investor for a purchase price of $0.05 per share.

                              ADZONE RESEARCH, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

On February 6, 2006, the company granted stock options to acquire an aggregate 6,900,000 shares of common stock as follows; (i) 5,500,000 shares to its employees and (ii) 1,400,000 shares to consultants. These options are exercisable for six months at a $.02 discount to the lowest bid price of the common stock of the Company on the date of exercise.

On February 6, 2006, the Company placed 6,900,000 shares of common stock to be held in escrow for its 2006 Stock Option Plan for the benefit of the Adzone Stock Option Holders.

On February 2, and February 8, 2006, several warrants holders converted 2,799,683 warrants into 1,644,377 shares of common stock, in cashless transactions.

The Company issued warrants to purchase up to 50,000 shares of its common stock.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders Adzone Research, Inc.

We have audited the accompanying balance sheet of Adzone Research, Inc. as of March 31, 2005, and the related statements of operations and comprehensive loss, shareholders' equity (deficit) and cash flows for the years ended March 31, 2005 and 2004. These financial statements are the responsibility of Adzone's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adzone Research, Inc. at March 31, 2005, and the results of its operations and its cash flows for the years ended March 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

As more fully discussed in Note C, the Company has incurred substantial losses and has used significant levels of cash in developing its operations since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period. Management's plans with respect to this uncertainty are discussed in Note C to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ AIDMAN, PISER & COMPANY, P.A.


Tampa, Florida
July 7, 2005

                              ADZONE RESEARCH, INC.
                                  BALANCE SHEET
                                 March 31, 2005


                                     ASSETS
CURRENT ASSETS

   Cash and cash equivalents                                       $    431,790
   Prepaid consulting fees and other expenses                            37,000
   Marketable securities                                                 22,501
   Assets restricted for dividend payments                              202,503
   Accounts receivable                                                    8,755
                                                                   ------------

     TOTAL CURRENT ASSETS                                               702,549
                                                                   ------------

PROPERTY AND EQUIPMENT, net of
  accumulated depreciation of $62,945                                    17,070

LEASEHOLD IMPROVEMENTS, net of
  accumulated amortization of $2,710                                      8,130

Restricted cash - preferred stock dividend reserve                          176
                                                                   ------------

    TOTAL ASSETS                                                   $    727,925
                                                                   ============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES

   Note payable                                                    $     50,000
   Accounts payable - trade                                              46,049
   Accrued expenses                                                     367,305
   Accrued dividends payable                                            202,503
   Deferred revenue                                                     132,329
   Accrued officer compensation                                          98,244
   Stock settlement liability                                         1,418,000
                                                                   ------------

     TOTAL CURRENT LIABILITIES                                        2,314,430
                                                                   ------------

LONG-TERM LIABILITIES
   Long-term debt                                                       291,783
                                                                   ------------

     TOTAL LIABILITIES                                                2,606,213
                                                                   ------------

COMMITMENTS AND CONTINGENCIES (Notes K, M and R)                             --

SHAREHOLDERS' DEFICIT
   Preferred stock - $0.001 par value;
     20,000,000 shares authorized:
       Series A - 50 shares authorized;
         2.12 shares issued and outstanding                              31,969
       Series B - 100 shares authorized;
         1 share issued and outstanding                                  11,500
   Common stock - $0.001 par value; 200,000,000
       shares authorized; 98,144,253 shares issued
       and outstanding                                                   98,144
   Additional paid-in capital                                         9,751,311
   Accumulated deficit                                              (11,730,947)
   Stock subscription receivable                                        (30,550)
   Treasury stock - at cost (25,000 shares)                              (2,215)
   Accumulated comprehensive loss                                        (7,500)
                                                                   ------------
     TOTAL SHAREHOLDERS' DEFICIT                                     (1,878,288)
                                                                   ------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                        $    727,925
                                                                   ============



See notes to financial statements.

                              ADZONE RESEARCH, INC.
                 STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                       YEARS ENDED March 31, 2005 AND 2004


                                                        2005            2004
                                                   ------------    ------------

REVENUES                                           $    332,037    $     74,844
                                                   ------------    ------------
PRODUCTION EXPENSES
   Salaries, wages and related costs                    381,267         393,288
   Direct occupancy and operating expenses              116,416         169,855
                                                   ------------    ------------
     Total production expenses                          497,683         563,143
                                                   ------------    ------------
GROSS (LOSS)                                           (165,646)       (488,299)
                                                   ------------    ------------
OPERATING EXPENSES
   Selling, general and marketing expenses:
     Salaries, wages and related costs                1,171,861       1,469,238
     Consulting and professional fees                 1,705,805       1,038,963
     General and administrative expense                 633,935         234,607
     Depreciation and amortization                       13,981           5,469
                                                   ------------    ------------
     Total operating expenses                         3,525,582       2,748,277
                                                   ------------    ------------
LOSS FROM OPERATIONS                                 (3,691,228)     (3,236,576)

OTHER INCOME (EXPENSE)
   Interest and other income                             10,885             298
   Interest expense                                      (5,796)        (11,580)
   Write down of marketable securities                  (36,813)             --
   Lawsuit settlement                                        --          (3,000)
   Loss on disposition of equipment                          --            (963)
   Derivative loss                                     (468,000)             --
                                                   ------------    ------------
NET LOSS                                             (4,190,952)     (3,251,821)

OTHER COMPREHENSIVE LOSS                                 (7,500)             --
                                                   ------------    ------------
COMPREHENSIVE LOSS                                 $ (4,198,452)   $ (3,251,821)
                                                   ============    ============

(Continued)

                              ADZONE RESEARCH, INC.
           STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS - CONTINUED
                       YEARS ENDED MARCH 31, 2005 AND 2004


                                                       2005            2004
                                                   ------------    ------------

RECONCILIATON OF NET LOSS TO LOSS
ATTRIBUTABLE TO COMMON SHAREHOLDERS:

NET LOSS                                           $ (4,190,952)   $ (3,251,821)
                                                   ------------    ------------
PREFERRED STOCK DIVIDENDS
     AND ACCRETIONS:
     Accretions of preferred stock
       carrying values to redemption
       values                                          (116,214)       (589,533)
     Preferred dividends paid                           (61,060)        (26,657)
                                                   ------------    ------------
TOTAL PREFERRED STOCK DIVIDENDS AND
ACCRETIONS                                             (177,274)       (616,190)
                                                   ------------    ------------
LOSS ATTRIBUTABLE TO COMMON
SHAREHOLDERS                                       $ (4,368,226)   $ (3,868,011)
                                                   ============    ============

LOSS PER COMMON SHARE:
   BASIC AND DILUTED LOSS PER
   COMMON SHARE                                    $      (0.05)   $      (0.06)
                                                   ============    ============
   WEIGHTED AVERAGE COMMON SHARES
   USED IN BASIC AND DILUTED LOSS
   PER COMMON SHARE                                  83,746,186      62,374,341
                                                   ============    ============



See notes to financial statements.

                              ADZONE RESEARCH, INC.
                   STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                       YEARS ENDED MARCH 31, 2005 AND 2004


                                               Preferred Stock              Common Stock          Additional
                                            ----------------------   --------------------------     paid-in       Accumulated
                                            Shares       Amount         Shares        Amount        capital         Deficit
                                            -------    -----------    -----------   -----------   -----------    -------------
BALANCES, APRIL 1, 2003                          --    $        --     50,096,462   $    50,096   $ 2,477,735    $  (3,261,524)

Issuance of preferred stock and warrants:
   Series A Unit Offering (a)                 34.85         51,528             --            --       296,972               --
   Series B Unit Offering (b)                 31.00             --             --            --       310,000               --
Accretions of discounts
   on preferred stock                            --        589,533             --            --            --         (589,533)
Preferred stock dividends paid                   --             --             --            --            --          (26,657)
Redemption of preferred stock:
   Series A Preferred Stock                  (10.63)      (122,245)            --            --            --               --
Issuance of common stock for:
   Cash                                          --             --        772,333           773        61,127               --
   Exercise of stock options and
     warrants                                                   --      3,025,000         3,025       861,195               --
   Employee compensation                         --             --     14,054,000        14,054     1,388,926               --
   Professional services                         --             --      2,304,460         2,304       598,164               --
   Director fees                                 --             --        280,000           280        30,520               --
   Cost of obtaining capital                     --             --        300,000           300          (300)              --
Purchase of treasury stock                       --             --             --            --            --               --
Issuance of stock options for
  services                                       --             --             --            --       543,020               --
Issuance of common stock warrants
  for services                                   --             --             --            --       122,672               --
Net loss for the year                            --             --             --            --            --       (3,251,821)
                                            -------    -----------    -----------   -----------   -----------    -------------
BALANCES, MARCH 31, 2004                      55.22    $   518,816     70,832,255   $    70,832   $ 6,690,031    $  (7,129,535)

                                               Stock          Treasury
                                            subscription       Stock
                                             receivable       at cost           Total
                                            ------------    ------------    ------------
BALANCES, APRIL 1, 2003                     $    (14,800)   $         --    $   (748,493)

Issuance of preferred stock and warrants:
   Series A Unit Offering (a)                         --              --         348,500
   Series B Unit Offering (b)                         --              --         310,000

Accretions of discounts
   On preferred stock                                 --              --              --
Preferred stock dividends paid                        --              --         (26,657)
Redemption of preferred stock:
  Series A Preferred Stock                            --              --        (122,245)
Issuance of common stock for:
   Cash                                               --              --          61,900
   Exercise of stock options and warrants        (15,750)             --         848,470
   Employee compensation                              --              --       1,402,980
   Professional services                              --              --         600,468
   Director fees                                      --              --          30,800
   Cost of obtaining capital                          --              --              --
Purchase of treasury stock                            --          (2,215)         (2,215)
Issuance of stock options for services                --              --         543,020
Issuance of common stock warrants
  for services                                        --              --         122,672
Net loss for the year                                 --              --      (3,251,821)
                                            ------------    ------------    ------------
BALANCES, MARCH 31, 2004                    ($    30,550)   $     (2,215)   $    117,379
                                            ============    ============    ============


INFORMATION ABOUT THE ALLOCATION OF PREFERRED UNIT OFFERING PROCEEDS:

(a) Series A Unit Offering proceeds were allocated $51,528 to Series A Preferred Stock, $147,884 to warrants and $149,088 to a beneficial conversion feature embedded in the Series A Preferred Stock.

(b) Series B Unit Offering proceeds were allocated $-0- to Series B Preferred Stock, $176,146 to warrants and $133,854 to a beneficial conversion feature embedded in the Series B Preferred Stock.

See notes to financial statements.

                              ADZONE RESEARCH, INC.
             STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)
                       YEARS ENDED MARCH 31, 2005 AND 2004


                                         Preferred Stock             Common Stock              Additional
                                    ------------------------    ---------------------------      paid-in       Accumulated
                                     Shares        Amount          Shares        Amount          capital         Deficit
                                    --------    ------------    ------------   ------------   ------------    -------------
BALANCES, MARCH 31, 2004               55.22    $    518,816      70,832,255   $     70,832   $  6,690,031    $  (7,129,535)

Issuance of common stock for:
   Cash                                   --              --      10,167,284         10,167        170,516               --
   Employee compensation                  --              --       2,570,000          2,570        280,638               --
   Exercise of stock options
     and warrants                         --              --       1,969,000          1,969        324,211               --
   Professional services                  --              --       6,253,232          6,254      1,050,404               --
   Conversion of Preferred Stock
     Series A                         (22.10)       (246,561)      2,614,941          2,615        243,946               --
     Series B                         (30.00)       (345,000)      3,169,340          3,169        341,831               --
   Warrant conversion                     --              --         568,201            568           (568)              --
Accretions of discounts
   on preferred stock                     --         116,214              --             --             --         (116,214)
Redemption of warrants                    --              --              --             --        (76,744)              --
Preferred stock dividends paid            --              --              --             --             --          (61,060)
Common stock dividends declared           --              --              --             --             --         (233,186)
Issuance of stock options
  for services                            --              --              --             --        121,101               --
Issuance of warrants for services         --              --              --             --        605,945               --
Derivative loss                           --              --              --             --             --               --
Unrealized loss on marketable
  securities                              --              --              --             --             --               --
Net loss                                  --              --              --             --             --       (4,190,952)
                                    --------    ------------    ------------   ------------   ------------    -------------
BALANCES, MARCH 31, 2005                3.12    $     43,469      98,144,253   $     98,144   $  9,751,311    $ (11,730,947)
                                    ========    ============    ============   ============   ============    =============

                                            Stock           Treasury      Accumulated
                                         subscription        Stock      Comprehensive
                                          receivable        at cost         Loss             Total
                                         ------------    ------------    ------------    ------------
BALANCES, MARCH 31, 2004                 $    (30,550)   $     (2,215)   $         --    $    117,379

Issuance of common stock for:
   Cash                                            --              --              --         180,683
   Employee compensation                           --              --              --         283,208
   Exercise of stock options
     and warrants                                  --              --              --         326,180
   Professional services                           --              --              --       1,056,658
   Conversion of Preferred Stock
     Series A                                      --              --              --              --
     Series B                                      --              --              --              --
   Warrant conversion                              --              --              --              --
Accretions of discounts
   on preferred stock                              --              --              --              --
Redemption of warrants                             --              --              --         (76,744)
Preferred stock dividends paid                     --              --              --         (61,060)
Common stock dividends declared                    --              --              --        (233,186)
Issuance of stock options for services             --              --              --         121,101
Issuance of warrants for services                  --              --              --         605,945
Unrealized loss on marketable
  securities                                       --              --          (7,500)         (7,500)
Net loss                                           --              --              --      (4,190,952)
                                         ------------    ------------    ------------    ------------
BALANCES, MARCH 31, 2005                 $    (30,550)   $     (2,215)   $     (7,500)   $ (1,878,288)
                                         ============    ============    ============    ============



See notes to financial statements.

                              ADZONE RESEARCH, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED MARCH 31, 2005 AND 2004


                                                         2005           2004
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                          $(4,190,952)   $(3,251,821)
   Adjustments to reconcile net loss
     to net cash flows from operating activities
       Depreciation                                       13,981          5,469
       Derivative loss                                   468,000             --
       Loss on disposition of equipment                       --            963
       Write down of marketable securities                36,813
       Securities received in exchange for services     (300,000)            --
       Stock-compensation:
         Salaries, wages and bonuses                     318,059      1,656,750
         Professional services                         1,748,853      1,012,390
         Directors fees                                       --         30,800
       Changes in operating assets and liabilities:
         Prepaid expenses and other                       97,272        (98,897)
         Accounts receivable                              (8,755)            --
         Deposits and other assets                        38,179        (37,965)
         Accounts payable and accrued liabilities        115,382        130,343
         Accrued officers compensation                   (62,682)      (409,434)
         Deferred revenue                                132,329             --
                                                     -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                 (1,593,521)      (961,402)
                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Cash paid to purchase property and equipment          (28,758)        (5,250)
                                                     -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES                    (28,758)        (5,250)
                                                     -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Sale of common stock, including $950,000
    stock settlement liability in 2005                 1,456,863        910,370
   Sale of preferred stock                                    --        658,500
   Proceeds from long-term debt                          125,000        166,783
   Cash paid to redeem preferred stock                   (76,744)      (122,245)
   Cash paid for preferred stock dividends               (61,060)       (26,657)
   Principal paid on notes payable                       (12,787)        (3,171)
   Cash paid to acquire treasury stock                        --         (2,215)
                                                     -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES              1,431,272      1,581,365
                                                     -----------    -----------
INCREASE (DECREASE) IN CASH                             (191,007)       614,713
Cash and cash equivalents, beginning of period           622,797          8,084
                                                     -----------    -----------
Cash and cash equivalents, end of period             $   431,790    $   622,797
                                                     ===========    ===========



See notes to financial statements.

                              ADZONE RESEARCH, INC.
                      STATEMENTS OF CASH FLOWS - CONTINUED
                       YEARS ENDED MARCH 31 2004 AND 2005


                                                         2005           2004
                                                     ------------   ------------

SUPPLEMENTAL DISCLOSURE OF INTEREST AND INCOME TAXES PAID

     Interest paid during the period                 $      5,796   $      6,029
                                                     ============   ============
     Income taxes paid during the period             $         --   $         --
                                                     ============   ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

     Stock investment declared as
       a property dividend                           $    233,186   $         --
                                                     ============   ============
     Unrealized loss on available for
       sale marketable securities                    $      7,500   $         --
                                                     ============   ============
     Reduction in value of property
       declared as dividends                         $     30,683   $         --
                                                     ============   ============



See notes to financial statements.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

AdZone Research, Inc. (Company) was incorporated on May 31, 1994 under the laws of the State of Delaware as Executive Help Services, Inc.

On August 10, 2001, the Company executed an Agreement and Plan of Share Exchange with AdZone Interactive, Inc. (a privately-owned New York corporation) (AdZone) whereby the Company exchanged 18,000,022 shares of restricted, unregistered common stock for 100.0% of the issued and outstanding common stock of AdZone and effected a merger of the two entities with the Company being the surviving legal entity. Concurrent with this transaction, the Company changed its corporate name to AdZone Research, Inc.

AdZone Interactive, Inc. (AdZone) was initially incorporated as Web-AdNet.com. Inc. under the laws of the State of New York on February 28, 2000. The Company was formed to extract various data elements through the monitoring and review of Internet websites developed and maintained by independent third parties worldwide. These extracted data elements are then used to provide various market research statistics and other focused information as guided by the Company's clientele.

NOTE B - PREPARATION OF FINANCIAL STATEMENTS

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. AdZone originally elected a year-end of December 31. Concurrent with the August 10, 2001 business combination transaction, the Company's Board of Directors changed AdZone's year-end to March 31.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE C - GOING CONCERN UNCERTAINTY

The preparation of financial statements in accordance with Generally Accepted Accounting Principles contemplates that the Company will continue as a going concern for a reasonable period. As noted in the accompanying financial statements, the Company incurred a net loss of ($4,190,952) and used cash of ($1,593,521) in conducting its operations during the year ended March 31, 2005. These recurring negative trends raise substantial doubt about the Company's ability to continue as a going concern.

Operating cash flows for the fiscal year ended March 31, 2006 are not projected to be sufficient to sustain the Company's operations. However, management currently believes that existing cash reserves of $431,790 as of March 31, 2005, coupled with a potential commitment for approximately $750,000 in connection with the Nutmeg Subscription Agreement will be sufficient to fund operating deficits for a period of approximately twelve months following March 31, 2005. There can be no assurances that Adzone will, in fact, receive the $750,000 in conjunction with the subscription agreement. Management considered the following specific elements of its internal projections in making its conclusions about its ability to continue for approximately twelve months following March 31, 2005:

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE C - GOING CONCERN UNCERTAINTY (CONTINUED)

a. Management does not believe that the significant level of cash used in operations during the year ended March 31, 2005 ($1,593,521) is indicative of cash flow usage during the next four fiscal quarters. Cash flow from operations during the current period included two amounts, as follows, that increased cash usage. First, a bonus of $320,000 was awarded to two officers by the Company's Board of Directors during the second quarter. Accordingly, at this time, no further officer bonuses are contemplated. Second, the Company used cash proceeds from the Nutmeg Subscription Agreement to pay certain current and past due accounts payable and accrued liabilities amounting to approximately $263,000. While payments on accounts payable and accrued expenses will continue in the normal course of business, such payments are not expected to be at the level reflected in the Company's year to date operations.

b. Certain vendors continue to accept the Company's equity securities for compensation for their services, which has helped and will continue to help preserve cash. While such non-cash expense is not currently expected to be as high in the near term future quarters as during the year ended March 31, 2005, based upon ongoing discussions with the vendors, management believes that they will continue to accept such securities in the foreseeable future.

c. The Company completed a three month U.S. Department of Defense contract in the second quarter of fiscal 2005 and collected $150,000 for said contract. Management of the Company is optimistic that the success of this contract will lead to follow up contracts with the government, although no such contracts have yet been awarded. However, management is actively negotiating three such proposals in the Defense Industry arena.

d. Management does not currently project expending significant levels of cash to acquire equipment to support revenue growth during the next four fiscal quarters. Equipment necessary for the Company's contracts principally relates to computer equipment, which is projected to be sufficient for the foreseeable future. However, the nature of contracts awarded in the future, if any, may result in additional modifications and expenditures at the request of customers.

e. Finally, management believes that, in the event necessary, certain operating expenses can be curtailed. These expenses are principally related to employment and facility costs.

Management plans to continue to promote contracts with the U.S. Department of Defense and Commercial uses of its technologies. There can be no assurances that the Company can execute revenue-producing contracts under acceptable terms and conditions.

The Company's ability to continue as a going concern is dependent upon the preservation of existing cash reserves, the receipt of the final conditional traunch of the Nutmeg Subscription Agreement and, ultimately, the achievement of profitable operations. The financial statements do not include any adjustments that might arise as a result of this uncertainty. The company is currently negotiating additional financing with several financial institutions in order to fulfill the company's acquisition strategy. However, there can be no assurance that such negotiations will be successful.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2. Marketable securities

The Company's investments consist of marketable equity securities classified as available for sale and recorded at fair value. Unrealized holding gains and losses are recorded, net of any tax effect, as a separate component of accumulated other comprehensive income.

3. Assets restricted for dividend payments

Consists of marketable securities valued at $67,503 at March 31, 2005 and 1,500,000 shares of the Justice Fund valued at $135,000 at March 31, 2005.

4. Accounts receivable and revenue recognition

In the normal course of business, the Company periodically extends unsecured credit to its customers. Because of the credit risk involved, management will provide an allowance for doubtful accounts which will reflect its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

Revenue is recognized pro-rata over the term of the respective corresponding agreement to provide research services and information to the Company's customers.

5. Property and equipment

Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets, generally 3 years for computer equipment and 5 to 7 years for other tangible equipment and office furniture and fixtures, using the straight-line method.

Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

6. Leasehold improvements

Leasehold improvements are recorded at historical cost. These costs are amortized over the life of the lease which terminates on September 30, 2007.

7. Advertising expenses

Advertising and marketing expenses are charged to operations as incurred. Advertising expense for the years ended March 31, 2005 and 2004 were $158,642 and $13,850, respectively.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8. Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and federal income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

9. Loss per common share

Basic earnings (loss) per common share is computed by dividing the net income
(loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income (loss) position at the calculation date.

As of March 31, 2005 and 2004, the Company's outstanding stock options and warrants (shown in the following table) are deemed to be anti-dilutive due to the Company's net loss position.



                                             March 31,     March 31
                                               2005          2004
                                            ----------    ----------
Options and warrants outstanding to
    purchase common stock                   26,152,699    19,270,695
  Preferred stock convertible to
    common stock                               282,273     1,697,941

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

10. Stock-based compensation

The Company uses stock-based compensation arrangements to compensate employees and professional service providers and consultants. The Company accounts for and reports its stock-based employee compensation arrangements using the intrinsic method outlined in Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees and related interpretations. In all instances, involving employee and non-employee stock-based compensation, the Company uses the trading market value of the common stock on the date of the award to measure compensation expense and recognizes the compensation expense on a straight line basis over the underlying service period.

The following tabular presentation reflects supplemental financial information related to stock-based employee compensation as if the fair value method were used:



                                      March 31,       March 31,
                                        2005            2004
                                     -----------    -----------
Net loss attributable to common
  stockholders, as reported          $(4,190,226)   $(3,868,011)
                                     ===========    ===========
Stock-based employee compensation
 included in net loss                $   318,059    $ 1,656,750
                                     ===========    ===========
Stock-based employee compensation
 using the fair value model          $(1,954,917)   $(4,739,313)
                                     ===========    ===========
Pro forma net loss attributable to
  common stockholders, using
  the fair value method              $(5,827,084)   $(6,950,574)
                                     ===========    ===========

                             ADZONE RESEARCH, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


10. Stock-based compensation (continued)

       Loss per share attributable to common
        shareholders, as reported                      $    (0.05)   $    (0.05)
                                                     ============   ===========
       Pro forma net loss per share attributable
        to common shareholders                         $    (0.07)   $    (0.11)
                                                     ============   ===========


The Black Scholes Valuation Model is used to estimate fair values of employee stock options. Significant assumptions included an average expected term of sixty months; a volatility factor of 360%; and, a risk free interest rate of 3.0%.

11. Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss consists of unrealized losses on marketable equity securities. Accumulated other comprehensive income has no applicable income tax.

12. Derivative financial instruments

The Company accounts for derivative financial instruments indexed to and potentially settled in, its own stock in accordance with Emerging Issues Task Force 00-19, which provides that if the number of shares deliverable in a transaction be indeterminable, that said shares be presented as a liability in the balance sheet. Further, the liability is to be measured at fair value until such time as the obligation is settled. The shares issued in connection with the Nutmeg Subscription Agreement discussed in Item 6 "Managmement Discussion and Analysis", under the heading Liquidity and Capital Resources and Note O to the financial statements are derivative transactions and as such have been presented in the accompanying balance sheet as liabilities. The difference in the fair value of this liability at each financial reporting date is charged to operations.

NOTE E - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, stock settlement liability, notes payable and long-term debt, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to financial risk, if any.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE F - CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMER INFORMATION

The Company maintains its cash accounts in various financial institutions subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company is entitled to aggregate coverage of $100,000 per account type per separate legal entity per financial institution. During the year ended March 31, 2005 the Company had deposits in these financial institutions at various times for varying lengths of time with credit risk exposures in excess of statutory FDIC coverage. The Company has incurred no losses to date as a result of any of these unsecured situations.

During the year ended March 31, 2005 the Company generated revenues from 2 customers representing 50% and 45% of total revenues, respectively. During the year ended March 31, 2004 the Company generated revenues from 1 customer which represented 95% of total revenues.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE G - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31, 2005:


Computer equipment                                         $ 67,517
Office furniture and other equipment                         12,498
                                                           --------
                                                             80,015
Less accumulated depreciation                               (62,945)
                                                           --------

Net property and equipment                                 $ 17,070
                                                           ========


Depreciation expense for the years ended March 31, 2005 and 2004 was $11,271 and $5,469, respectively.

Leasehold improvements consist of the following at March 31, 2005:



Leasehold improvements                                     $ 10,840
Less accumulated amortization                                (2,710)
                                                           --------
Net leasehold improvements                                 $  8,130
                                                           ========


Amortization expense for the year ended March 31, 2005 was $ 2,710 and -0- for the year ended March 31, 2004.



Note H - ACCRUED EXPENSES

Accrued expenses consist of the following at March 31, 2005:


Accrued bonuses                                            $ 50,000
Accrued payroll                                             113,283
Other accrued expenses                                      204,022
                                                           --------
                                                           $367,305
                                                           ========


NOTE I - NOTE PAYABLE

Note payable consists of an unsecured installment note payable to an individual. Interest at 15.0% paid in advance with the issuance of 250,000 shares of restricted, unregistered common stock to the lender. Payable in monthly installments of $1,000 commencing September 1, 2001 and each successive month until paid in full. Scheduled payments are in default at March 31, 2005 and the entire amount is classified as "current" in the accompanying financial statements. On April 14, 2005, the Company issued 550,000 shares of common stock to the note holder in lieu of the $50,000 loan repayment.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE J - LONG-TERM DEBT

Long-term debt consists of the following at March 31, 2005:

Four separate notes payable to a non-financial institution investment corporation. Interest at the prevailing Prime Rate plus 100 basis points (5.00% at March 31, 2005), payable quarterly in arrears plus an origination fee equal to 1.0% of the principal amount. Principal payable in full in May 2006. Collateralized by shares of the Company's common stock (aggregating approximately 7,958,121 shares at March 31, 2005), placed in escrow with the lender's brokerage firm, owned by the Company's Chief Executive and Chief Operating Officers, respectively. $ 166,783

Two unsecured notes payable with maturity dates of May 2006 that were converted into convertible debentures in May 2005. See subsequent events footnote S. 125,000 $ 291,783

NOTE K - OFFICERS COMPENSATION

On February 5, 2004, the Company entered into an Employment Agreement with Mr. Charles Cardona (CCardona), which superseded all prior agreements. In this agreement, CCardona will continue to serve as the Company's Chief Executive Officer, through February 5, 2007. This agreement contains the following terms and conditions:


Position:                      CEO
Effective Date:                February 5, 2004
Base Salary:                   2004 - $161,000 annual
                               2005 - $181,000 annual
                               2006 - $191,000 annual


The initial base salary shall be reduced to $1,500 per week until such time as the company reaches a cash flow positive position for at least 1 month, or the company raises at least $2 Million within 12 months, or management deems that the company's cash position is sufficient to support an increase. No additional salary above the reduced base shall accrue as back salary during the first 6 months of this contract.


Bonuses:                       Quarterly Qualitative Bonus of $ 10,000
                               2nd Year, Year end Qualitative Bonus of $ 25,000

Profitability Bonus:           If the company reaches annual profitability
                               employee will receive a $100,000 bonus plus
                               250,000 shares in stock.


CCardona shall receive an annual bonus as follows: 0.5% of the previous year's revenues plus 3.5% of the previous year's profits plus 0.5% of the transaction price of any acquisition.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE K - OFFICERS COMPENSATION (CONTINUED)

The Board of Directors shall at its discretion grant up to an additional $100,000 in bonus to CCardona on an annual basis.

Stock Options: The employee received options to purchase 3,000,000 (three million) shares as follows: Options for 750,000 shares at $.85 (85 cents) Options for 750,000 shares at $1.00 (1 dollar) Options for 750,000 shares at $1.50

                             (1 dollar and 50 cents)
                       Options for 750,000 shares at $1.75
                             (1 dollar and 75 cents)

All the options granted above shall be exercisable for 6 years from the date of granting. Additionally the company shall maintain any existing options under previous contracts.


Additional Incentives:         Charles A. Cardona will receive 5% of all sales
                               in which he is involved.

Other Agreements:              Medical and Dental insurance is fully
                               paid for the employee by the Company during the employment period. Company shall reimburse or pay for reasonable company vehicle expenses including lease or purchase payments, gas, tolls and repairs.

Legal Representation:          AdZone Research agrees to defend
                               employee against any and all legal claims and litigation. In addition, AdZone Research further agrees to pay all expenses arising from any and all litigation, including but not limited to attorney's fee's legal fees, misc. expenses.
                               Legal representation for Charles A.
                               Cardona will continue beyond the term of this contract and will continue for the remainder of Charles A. Cardona's life.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE K - OFFICERS COMPENSATION (CONTINUED)

On February 5, 2004, the Company entered into an Employment Agreement with Mr. John A. Cardona (JCardona), which superseded all prior agreements. In this agreement, JCardona will serve as the Company's Chief Operating Officer, through February 5, 2007. This agreement contains the following terms and conditions:


Position:                      COO
Effective Date:                February 5, 2004
Base Salary:                   2004 - $161,000 annual
                               2005 - $181,000 annual
                               2006 - $191,000 annual


The initial base salary shall be reduced to $1,500 per week until such time as the company reaches a cash flow positive position for at least 1 month, or the company raises at least $2 Million within 12 months, or management deems that the company's cash position is sufficient to support an increase. No additional salary above the reduced base shall accrue as back salary during the first 6 months of this contract.


Bonuses:                       Quarterly Qualitative Bonus of $ 10,000
                               2nd Year, Year end Qualitative Bonus of $ 25,000

Profitability Bonus:           If the company reaches annual profitability
                               employee will receive a $100,000 bonus plus
                               250,000 shares in stock.


JCardona shall receive an annual bonus as follows: 0.5% of the previous year's revenues plus 3.5% of the previous year's profits plus 0.5% of the transaction price of any acquisition.

The Board of Directors shall at its discretion grant up to an additional $100,000 in bonus to JCardona on an annual basis.

Stock Options: The employee received options to purchase 3,000,000 (Three Million) shares as follows: Options for 750,000 shares at $.85 (85 cents) Options for 750,000 shares at $1.00 (1 dollar) Options for 750,000 shares at $1.50 (1 dollar and 50 cents) Options for 750,000 shares at $1.75 (1 dollar and 75 cents)

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE K - OFFICERS COMPENSATION (CONTINUED)

All the options granted above shall be exercisable for 6 years from the date of granting. Additionally the company shall maintain any existing options under previous contracts.



Additional Incentives:         John A. Cardona will  receive 5% of all sales in
                               which he is involved.

Other Agreements:              Medical and Dental insurance is fully
                               paid for the employee by the Company during the employment period. Company shall reimburse or pay for reasonable company vehicle expenses including lease or purchase payments, gas, tolls and repairs.

Legal Representation:          AdZone Research agrees to defend
                               employee against any and all legal claims and litigation. In addition, AdZone Research further agrees to pay all expenses arising from any and all litigation, including but not limited to attorney's fee's legal fees, misc. expenses.
                               Legal representation for John A. Cardona will continue beyond the term of this contract and will continue for the remainder of John A.
                               Cardona's life.


On February 5, 2004, the Company entered into an Employment Agreement with Daniel Wasserman (Wasserman), which superceded all prior agreements, to serve as its Executive Vice President and Managing Director of Global Defense Group through June 30, 2005. Under this agreement, Wasserman receives a salary of $175,000 per year, commencing upon closing of a paid sale or completed financing of $1,500,000 or more. Until such time, the Company shall pay Wasserman an interim salary beginning at $900 per week. The salary will increase by $1,000 per month upon the first paid sale of $100,000 or more made by Wasserman. The salary will then increase by an additional $1,500 per month upon each paid sale of $100,000 or more made by Wasserman. These increases will continue until the standard base salary of $175,000 per year is reached. This salary is independent of any commission, which may be earned and paid. The Board of Directors at its discretion and option may vote to give the employee up to an additional $75,000 in bonus and up to 300,000 shares of stock. The Company shall pay Wasserman a bonus of 100,000 shares upon the contracting of a sale of $1,000,000 or more. Wasserman shall be entitled to 4 weeks paid vacation, plus 10 holiday days off per year. Unused vacation will be paid at the end of the year. Medical benefits will be paid by the Company once the board begins coverage for the employee. Additional compensation for consulting contracts brought in will be negotiated on a case by case basis. This commission shall be payable when funds are received by the company and shall be paid to the employee regardless of the salary status.

As of March 31, 2005, there was $98,244 unpaid under the agreements with CCardona and JCardona.

Future minimum amounts payable under the Cardona contracts are as follows:



Year ending
 March 31,               Amount
   2006                   365,333
   2007                   353,000
                       ----------
  Totals               $  718,333
                       ==========

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE L - INCOME TAXES

The components of income tax benefit (expense) for the years ended March 31, 2005 and 2004, respectively, are as follows:



                     2005                   2004
                  ---------               --------
Federal:
  Current         $      --               $     --
  Deferred               --                     --
                  ---------               --------
State:
  Current                --                     --
  Deferred               --                     --
                  ---------               --------

Totals            $      --               $     --
                  =========               ========


As of March 31, 2005, the Company has a net operating loss carryforward of approximately $7,900,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2020. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards and the possible permanent loss of a portion of the carryforwards.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE L - INCOME TAXES (CONTINUED)

The Company's income tax expense for the years ended March 31, 2005 and 2004, respectively, differed from the statutory federal rate of 34 percent as follows:


                                                              2005          2004
                                                          -----------    -----------
Statutory rate applied to loss before income taxes        $ 1,425,000    $ 1,120,000
Increase (decrease) in income taxes resulting from:
    Non-deductible charges:
      Expenses not deductible for income taxes               (135,000)            --
    Change in deferred tax asset valuation allowance       (1,360,000)    (1,160,000)
    Other                                                      70,000         40,000
                                                          -----------    -----------
      Income tax expense                                  $        --    $        --
                                                          ===========    ===========

                                                            March 31,      March 31,
                                                              2005           2004
                                                          -----------    -----------
Deferred tax assets
   Net operating loss carryforwards                       $ 3,000,000    $ 1,950,000
   Stock based compensation                                   260,000             --
   Deferred revenue                                            50,000             --
   Less valuation allowance                                (3,310,000)    (1,950,000)
                                                          -----------    -----------
     Net Deferred Tax Asset                               $        --    $        --
                                                          ===========    ===========


During the years ended March 31, 2005 and 2004, the the deferred tax asset valuation allowance increased by approximately $1,360,000 and $1,160,000, respectively.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE M - PREFERRED STOCK

Preferred stock consists of the following at March 31, 2005:



                                                         March 31, 2005
                                                --------------------------------
                                                Shares      Carrying  Redemption
                                                              Value      Value
                                                -----    -----------   ---------

9.0% Series A Cumulative Convertible Stock       2.78         31,969   $  31,969
9.0% Series B Cumulative Convertible Stock       1.00         11,500      11,500
                                                ------      -------   ----------
     Totals                                      3.78       $ 43,469   $  43,469
                                                ======     =========  ==========


9.0% Series A Cumulative Preferred Stock

On August 12, 2003, the Company opened a Private Placement Memorandum to sell up to 50 Units, consisting of one (1) share of 9.0% Series A Cumulative Preferred Stock and Warrants to purchase up to 4,376,094 shares of the Company's common stock at a price of $10,000 per Unit. The number of warrants to be issued to each purchaser was determined by dividing the purchase price of the Unit by the average bid price of the Company's common stock during the 5 day trading period prior to such purchaser's delivery of cleared funds to the Company's Escrow Agent for this specific offering.

Each share of Series A Preferred Stock may be converted, at the sole option of the holder, into shares of the Company's common stock commencing on the earlier of (1) 180 days after the date any share of Series A Preferred Stock was first issued or (2) the effective date of a Registration Statement registering shares of the Company's Common Stock issuable upon conversion of the Series A Preferred Stock. The number of shares of common stock that may be received upon conversion shall be determined by dividing 115.0% of the price of a Unit ($11,500) by the average closing bid price of the Company's common stock during the 5 trading days immediately prior to receipt by the Company of the Preferred Shareholder's notice of intent to convert. However, in no case, will any share of Series A Preferred Stock be convertible into more than 500,000 shares of the Company's common stock.

Additionally, at the Company's option, the Company may elect to redeem all of the outstanding shares of Series A Preferred Stock at any time at a price equal to $11,500 per share, plus all dividends accrued to the date of redemption. The Company also has the option, within 3 business days of the receipt of a notice to convert from a Preferred Shareholder, to pay such shareholder $11,500, plus all accrued dividends, in lieu of the conversion.

The Series A Preferred Stock accrues dividends at a rate of 9.0% per annum, from the date of issue, and the accrued dividends are payable monthly on the last business day of each month. In the event that the accrued dividends are unpaid for 12 consecutive months, the holders of the Series A Preferred Stock, voting as a class, shall have the right to elect one member to the Company's Board of Directors to fill such newly-created position as created by the default.

Each share of Series A Preferred Stock is entitled to vote on all matters submitted to the Company's shareholders at a rate of 100,000 votes per share of Series A Preferred Stock held by each respective shareholder.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE M - PREFERRED STOCK (CONTINUED)

The Company is contractually obligated to file a Registration Statement with the
U. S. Securities and Exchange Commission, and use its best efforts to have said Registration Statement declared effective within 120 days of the closing date of this Private Placement Memorandum, registering a number of shares of its common stock issuable upon the conversion of the Series A Preferred Stock and the exercise of the Warrants. This offering was closed by the Company on October 31, 2003. As of March 31, 2005, and subsequent thereto, the Company has not filed the required Registration Statement.

The Company initially sold approximately 34.85 Units for gross proceeds of approximately $348,500 and redeemed approximately 10.63 Units during fiscal 2004 at a gross redemption price of approximately $122,245, inclusive of the 15.0% redemption premium upon the sale of 9.0% Series B Cumulative Preferred Stock. The Company paid a commission of approximately $41,280 to Spartan Securities Group, Ltd. for the selling of this offering. Additionally, Spartan Securities Group, Ltd. was the purchaser of one (1) Unit and received a commission related to the purchase of its Unit.

9.0% Series B Cumulative Preferred Stock

On November 17, 2003, the Company opened a Private Placement Memorandum to sell up to 100 Units, consisting of one (1) share of 9.0% Series B Cumulative Preferred Stock and Warrants to purchase up to 2,091,138 shares of the Company's common stock at a price of $10,000 per Unit. The number of warrants to be issued to each purchaser was determined by dividing the purchase price of the Unit by the average bid price of the Company's common stock during the 5 day trading period prior to such purchaser's delivery of cleared funds to the Company's Escrow Agent for this specific offering.

Each share of Series B Preferred Stock may be converted, at the sole option of the holder, into shares of the Company's common stock commencing on the earlier of (1) 180 days after the date any share of Series B Preferred Stock was first issued or (2) the effective date of a Registration Statement registering shares of the Company's Common Stock issuable upon conversion of the Series B Preferred Stock. The number of shares of common stock that may be received upon conversion shall be determined by dividing $11,000 by the average closing bid price of the Company's common stock during the 2 trading days immediately prior to receipt by the Company of the Preferred Shareholder's notice of intent to convert. However, in no case, will any share of Series B Preferred Stock be convertible into more than 100,000 shares of the Company's common stock.

Additionally, at the Company's option, the Company may elect to redeem all of the outstanding shares of Series B Preferred Stock at any time at a price equal to $11,500 per share, plus all dividends accrued to the date of redemption.

The Series B Preferred Stock accrues dividends at a rate of 9.0% per annum, from the date of issue, and the accrued dividends are payable monthly on the last business day of each month. In the event that the accrued dividends are unpaid for 12 consecutive months, the holders of the Series B Preferred Stock, voting as a class, shall have the right to elect one member to the Company's Board of Directors to fill such newly-created position as created by the default.

Each share of Series B Preferred Stock is entitled to vote on all matters submitted to the Company's shareholders at a rate of 100,000 votes per share of Series B Preferred Stock held by each respective shareholder.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE M - PREFERRED STOCK (CONTINUED)

The Company is contractually obligated to file a Registration Statement with the
U. S. Securities and Exchange Commission, and use its best efforts to have said Registration Statement declared effective within 120 days of the closing date of this Private Placement Memorandum, registering a number of shares of its common stock issuable upon the conversion of the Series B Preferred Stock and the exercise of the Warrants. This offering was closed by the Company on January 15, 2004. As of March 31, 2005, and subsequent thereto, the Company has not filed the required Registration Statement.

The Company initially sold approximately 31.00 Units for gross proceeds of approximately $310,000. The Company paid a commission of approximately $36,000 to Spartan Securities Group, Ltd. for the selling of this offering. Additionally, approximately $122,245 of the net proceeds were used to repurchase approximately 10.63 shares of the then issued and outstanding 9.0% Series A Preferred Stock.

During the twelve months ended March 31, 2005, 21.40 shares of Series A Preferred Stock and 30 shares of Series B Preferred Stock were converted to 2,614,941 and 3,169,340 shares of common stock, respectively.

Dividend reserve

In conjunction with the Series A and Series B Preferred Stock transactions, the Company established a contractual reserve account for the payment of 12 months of dividends. At March 31, 2005, approximately $176 was in a bank account maintained by the Company's Escrow Agent for the payment of monthly dividends.

NOTE N - BENEFICIAL CONVERSION DISCOUNT FEATURE ON PREFERRED STOCK

In conjunction with the Company's August 12, 2003 Private Placement Memorandum to sell up to 50 Units, consisting of one (1) share of 9.0% Series A Cumulative Preferred Stock and Warrants and the Company's November 17, 2003 Private Placement Memorandum to sell up to 100 Units, consisting of one (1) share of 9.0% Series B Cumulative Preferred Stock and Warrants (collectively Unit Offerings), the Company applied the tenets of Emerging Issues Task Force Consensus No. EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Features. The Company also considered the guidance of Accounting Principles Board Opinion Number 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants and EITF 00-27 Application of Issue No. 98-5 to Certain Convertible Instruments. It is Management's opinion that these standards apply to the accounting for the Offerings.

The following table reflects the allocation of proceeds from the offerings following the application of these accounting standards.



                                        Initial
                                 Allocation of Proceeds
                              -----------------------------
                              Series A Preferred                  Total
                                    Stock          Warrants      Proceeds
                                  ---------       ---------     ---------
Series A Unit Offering            $ 197,525       $ 150,975     $ 348,500
                                                  =========     =========
Beneficial conversion feature      (145,997)
                                  ---------
Initial carrying value            $  51,528
                                  =========

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE N - BENEFICIAL CONVERSION DISCOUNT FEATURE ON PREFERRED STOCK (CONTINUED)


                                        Initial
                                 Allocation of Proceeds
                              -----------------------------
                              Series B Preferred                  Total
                                    Stock          Warrants      Proceeds
                                  ---------       ---------     ---------
Series B Unit Offering            $ 133,853       $ 176,147     $ 310,000
                                                  =========     =========
Beneficial conversion feature      (133,853)
                                  ---------
Initial carrying value            $      --
                                  =========


The initial allocation of proceeds between the Preferred Stock and Warrants was made based upon the relative fair values of the securities sold. The fair value of the Preferred Stock was calculated as equal to the fair value of common shares into which the preferred stock is convertible, using the trading market prices of the common stock on the respective dates of sale. The fair value of the Warrants was calculated using the Black Scholes Valuation Model. Underlying assumptions used included (i) the trading market values of the common stock into which the Warrants are convertible on the dates sold was used for the fair value; (ii) the term of the warrants was used for the term; (iii) a volatility factor of 360% and, (iv) a risk-free interest factor of 3%.

The beneficial conversion feature for each Unit Offering was calculated using that effective conversion rate, following the initial allocation, described above. The effective conversion rate is calculated by dividing the amount allocated to the preferred stock by the number of common shares into which the preferred stock is convertible. A beneficial conversion feature is present when the effective conversion rate is lower than the trading market value of the underlying common stock. In each of the Unit Offerings beneficial conversion features were present, as reflected in the tabular presentation above.

Following the allocation of proceeds, the Company will accrete the carrying values of the preferred stock to their respective redemption values through charges to accumulated earnings over the period up to the earliest date that the preferred shares can be converted or redeemed. That period is 180 days following the sale of the securities.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE O - COMMON STOCK TRANSACTIONS

On August 10, 2001, the Company executed an Agreement and Plan of Share Exchange with AdZone Interactive, Inc. (a privately-owned New York corporation) (AdZone) whereby the Company exchanged 18,000,022 shares of restricted, unregistered common stock for 100.0% of the issued and outstanding common stock of AdZone and effected a merger of the two entities with the Company being the surviving legal entity. Concurrent with this transaction, the Company changed its corporate name to AdZone Research, Inc.

On May 27, 2004, pursuant to actions filed on a Schedule 14C, the Company's Articles of Incorporation were amended to allow for the issuance of up to 200,000,000 shares of $0.001 par value common stock from 100,000,000 shares of $0.001 par value previously authorized. The effect of this change is reflected in the accompanying financial statements as of the first day of the first period presented.

During Fiscal 2005 and 2004, the Company issued 27,311,998 and 20,735,793 shares, respectively, of common stock, in both registered and restricted, unregistered form.

On July 20, 2004, November 5, 2004 and February 23, 2005, the Company filed separate Registration Statements on Form S-8 registering 5,000,000, 12,400,000 and 3,500,000 shares of common stock, respectively.

The following table recaps the status of each of the Company's Registration Statements on Form S-8:


                             Cumulative      Cumulative
                              number of       number of     Remaining
                               shares          shares         to be
                             registered        issued        issued
                            -----------      ----------     ----------
Filing dated 7/20/04          5,000,000       4,393,102        606,898
Filing dated 11/5/04         12,400,000              --     12,400,000
Filing dated 2/23/05          3,500,000              --      3,500,000


The following table presents stock issuances during Fiscal 2005 and 2004:


                                               Total
                                            ----------
Balances at March 31, 2003                  50,096,462

  Cash                                       3,797,333
  Capital formation and public relations       300,000
  Consulting and legal services              2,304,460
  Directors fees                               280,000
  Personnel compensation                    14,054,000
                                            ----------
Balances at March 31, 2004                  70,832,255

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE O - COMMON STOCK TRANSACTIONS (CONTINUED)


     Balances at March 31, 2004             70,832,255

  Cash (a)                                  12,136,284
  Consulting and legal services              6,253,232
  Personnel compensation                     2,570,000
  Conversion of preferred stock
       Series A                              2,614,941
       Series B                              3,169,340
  Conversion of warrants                       568,201
                                            ----------

Balances at March 31, 2005                  98,144,253
                                            ==========

(a) As part of common stock sold for cash, during May 2004, the Company entered into a Subscription Agreement with an unaffiliated investor. Under the terms of the Subscription Agreement, the Company received cash of $950,000 (net of $50,000 of expenses) during the year ended March 31, 2005. The Company is to receive additional cash of $750,000 within five days of registering the common shares and warrants issued as a result of the Subscription Agreement. The number of common shares to be issued is equal to the amount received divided by the lesser of $.20, 57% of the average closing bid price for common stock on the two trading days immediately prior to closing on the sale or 57% of the average closing bid price of the Company's common stock on the two trading days immediately prior to the date on which the registration statement is declared effective ("Fixed Price"). The proceeds from this transaction have been classified as Stock Settlement Liability at March 31, 2005. In addition, the Subscription Agreement provides for the issuance of warrants equal 50% of the purchase price of the common stock divided by the Fixed Price. The warrants expire in December 2008 and are exercisable at 71.25% of the average closing bid price for common stock on the two trading days immediately prior to filing a registration statement with the Securities Exchange Commission (the Company is required to register the aforementioned shares as well as the shares underlying common stock warrants).

As a result of the above Subscription Agreement, at March 31, 2005, the Company has issued 7,572,284 shares of common stock, which represents the minimum number of shares to be issued under the Subscription Agreement in exchange for cash received through March 31, 2005. The ultimate number of shares to be issued is indeterminate as the number of shares is dependent on the Company's closing bid price when a registration statement is declared effective. As a result, the $950,000 of cash received under the Subscription Agreement through March 31, 2005 is included in liabilities.

At March 31, 2005, the Company measured the value of the shares to be issued under the Subscription Agreement through March 31, 2005 based on the Company's closing bid price at March 31, 2005 compared to the actual shares issued. As a result of this measurement, an additional $468,000 liability was recorded as of March 31, 2005 with a charge to operations.

NOTE P - STOCK OPTIONS

2004 Stock Option Plan

The Company has adopted a stock option plan (the "2004 Plan") covering 12,400,000 shares of the Company's Class A common stock, pursuant to which employees are eligible to receive qualified incentive as well as non-qualified stock options. Incentive stock options granted under the 2004 Plan are exercisable up to ten years from the date of grant at an exercise price of not less than the fair market value of the common stock on the date of grant. Options shall vest over a period of no longer than 5 years.

Notwithstanding, the term of an incentive stock option granted under the 2004 Plan to a shareholder owning more than 10% of the voting rights may not exceed 5 years, and the exercise price of an incentive stock option granted to such shareholder may not be less than 110% of the fair market value of the common stock on the date of grant.

2005 Incentive Stock Option Plan

The Company has adopted a stock option plan (the "2005 Plan") covering 3,500,000 shares of the Company's Class A common stock, pursuant to which employees are eligible to receive qualified incentive as well as non-qualified stock options. Incentive stock options granted under the 2005 Plan are exercisable up to ten years from the date of grant at an exercise price of not less than the fair market value of the common stock on the date of grant. Options shall vest over a period of no longer than 5 years.

Notwithstanding, the term of an incentive stock option granted under the 2005 Plan to a shareholder owning more than 10% of the voting rights may not exceed 5 years, and the exercise price of an incentive stock option granted to such shareholder may not be less than 110% of the fair market value of the common stock on the date of grant.

In August 2001, pursuant to an employment agreement which superceded an earlier agreement dated January 29, 2001, with Charles Cardona, the Company's Chief Executive Officer, the Company granted options to purchase up to 1,000,000 shares of common stock at a price of $0.10 per share. The options vested immediately upon execution of this employment agreement and expire in August 2006.

In August 2001, pursuant to an employment agreement which superceded an earlier agreement dated February 9, 2001, with John Cardona, the Company's then President and Chief Operating Officer, the Company granted options to purchase up to 1,000,000 shares of common stock at a price of $0.10 per share. The options vested immediately upon execution of this employment agreement and expire in August 2006.

Pursuant to replacement employment contracts, executed in February 2004, the Company has granted options to purchase up to 3,000,000 shares of common stock each to Charles Cardona and John Cardona at exercise prices ranging from $0.85 to $1.75 per share. These options vested immediately upon execution of each respective employment agreement and expire in February 2010.

At various times during Fiscal 2005 and 2004, the Company granted short-term options (generally with a term of 30 days) to Kyle Kennedy to assist the Company with business strategy, business development and mergers and acquisitions. Mr. Kennedy's compensation was in the form of options to purchase registered freely trading securities at various discounts to the then current Market price. The agreement was on a month to month basis cancelable at 30 days notice by either party.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE P - STOCK OPTIONS (CONTINUED)


                                        Weighted average exercise
                                             price per share
                                        -------------------------

Options outstanding at April 1, 2003     4,000,000          $0.10
  Issued                                12,925,000           1.02
  Exercised                             (3,025,000)          0.28
  Expired/Terminated                    (3,700,000)            --
                                        ----------          -----

Options outstanding at March 31, 2004   10,200,000          $1.04
  Issued                                 2,350,000           0.21
  Exercised                             (1,969,000)          0.22
  Expired/Terminated                            --             --
                                        ----------          -----
Options outstanding at March 31, 2005   10,581,000          $0.86
                                        ==========          =====


The weighted-average remaining contractual life of the options outstanding at March 31, 2005 was 3.86 years. The following table summarizes the outstanding options at March 31, 2005:


                                                     Weighted         Weighted
                                                      Average          Average
Range of            Stock       Options              Remaining        Exercise
 Prices          Outstanding  Exercisable              Life            Price
----------       -----------  -----------            --------        --------
$0.10              2,000,000   2,000,000             1.00 yrs          $0.10
$0.21                581,000     581,000             0.24 yrs          $0.21
$0.85              2,150,000   2,150,000             4.77 yrs          $0.85
$1.00              1,750,000   1,750,000             4.71 yrs          $1.00
$1.50              1,950,000   1,950,000             4.74 yrs          $1.50
$1.75              1,700,000   1,700,000             5.00 yrs          $1.75
$2.00                450,000     450,000             3.89 yrs          $2.00
                 -----------  ----------
                  10,581,000  10,581,000
                 ===========  ==========


All 2,350,000 options granted during the year ended March 31, 2005 had an exercise price that was less than the market price. The weighted-average fair value of those options was $0.23 and the weighted-average exercise price was $0.21.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE Q - STOCK WARRANTS

On August 13, 2002, pursuant to an agreement with Thomas Gavin (Gavin) to provide informational and educational news releases and distribute said releases to the news media, the Company issued 580,000 warrants to purchase up to an equivalent number of shares of the Company's common stock at a price of $0.15 per share. Each of these warrants is for a three year term and expire on August 13, 2005. During Fiscal 2004, the Company issued an additional aggregate 250,000 warrants as compensation to Gavin to facilitate the purchase up to an equivalent number of shares of the Company's common stock at exercise prices ranging from $0.15 to $0.85 per share. Each of these warrants expire on the 2nd anniversary date of issuance. During Fiscal 2005, the Company issued an additional aggregate 300,000 warrants as compensation to Gavin to facilitate the purchase up to an equivalent number of shares of the Company's common stock at exercise prices ranging from $0.12 to $0.43 per share. Each of these warrants expire on the 2nd anniversary date of issuance.

On August 12, 2003, the Company opened a Private Placement Memorandum to sell up to 50 Units, consisting of one (1) share of 9.0% Series A Cumulative Preferred Stock and warrants to purchase up to 4,376,094 shares of the Company's common stock at a price of $10,000 per Unit. The number of warrants to be issued to each purchaser was determined by dividing the purchase price of the Unit by the average bid price of the Company's common stock during the 5 day trading period prior to such purchaser's delivery of cleared funds to the Company's Escrow Agent for this specific offering. The warrants have an exercise price calculated using the average closing bid price for the 5 trading day period prior to the receipt of cleared funds from the purchaser times 115%. Each warrant shall expire on the 5th anniversary date of the Private Placement Memorandum, August 12, 2008.

On November 17, 2003, the Company opened a Private Placement Memorandum to sell up to 100 Units, consisting of one (1) share of 9.0% Series B Cumulative Preferred Stock and warrants to purchase up to 2,091,138 shares of the Company's common stock at a price of $10,000 per Unit. The number of warrants to be issued to each purchaser was determined by dividing the purchase price of the Unit by the average bid price of the Company's common stock during the 5 day trading period prior to such purchaser's delivery of cleared funds to the Company's Escrow Agent for this specific offering. The warrants have an exercise price calculated using the average closing bid price for the 5 trading day period prior to the receipt of cleared funds from the purchaser times 115%. Each warrant shall expire on the 5th anniversary date of the Private Placement Memorandum, November 17, 2008.

As additional compensation for investment banking services, Spartan Securities Group, Inc. received warrants in fiscal 2004 and 2003 to purchase up to an aggregate 1,523,463 shares of common stock at a price of either $0.0874 per share (114,416 shares), $0.07 per share (995,714 shares) or $0.20 per share (413,333 shares). On October 7, 2004, Spartan Securities exercised 877,572 warrants which were converted to 568,201 shares of common stock. On May 25, 2004, Adzone redeemed 232,228 warrants for $76,744. The remaining 413,333 warrants are still outstanding and expire in November 2008.

On May 20, 2004, the Company entered into a Subscription Agreement with The Nutmeg Group, L.L.C. for the issuance of the Company's common shares and warrants to purchase additional common shares. See further discussion in Item 6:
Management's Discussion and Analysis, under the heading, "Liquidity".

During the year ended March 31, 2005, the Company entered into various contracts for professional services and in consideration thereof granted warrants to purchase up to 3,525,000 shares of the Company's common stock at exercise prices ranging from $0.14 to $5.00. These warrants expire from 2006 through 2010.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE Q - STOCK WARRANTS (CONTINUED)

The following table summarizes the outstanding warrants as of March 31, 2005:



                                            Warrants
                                           originally         Exercise price
                                             issued             per share
                                           ----------      ------------------
Outstanding, April 1, 2003                  1,989,047
  Gavin warrants                              250,000      $0.15 - $0.85
  9.0% Series A Preferred Stock Warrants    4,376,094      $0.07406 - $0.13858
  9.0% Series B Preferred Stock Warrants    2,091,138      $0.14819 - $0.15
  Underwriter's Warrants                      114,416      $0.874
  NuQuest Consulting warrants                 250,000      $0.15
                                           ----------
Outstanding, March 31, 2004                 9,070,695      $0.07 - $0.85
  Warrants issued                           7,611,134      $0.12 - $5.00
  Warrants exercised                         (877,572)     $0.07 - $0.807
  Warrants expired                                 --
  Warrants redeemed                          (232,558)     $0.07
                                           ----------
Outstanding, March 31, 2005                15,571,699
                                           ==========


The weighted-average exercise price of the Company's outstanding warrants at March 31, 2005 is approximately $0.34 per share.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE R - COMMITMENTS AND CONTINGENCIES

Legal matters

AdZone is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

Due to the Company's financial position, from time to time, the Company may become party to either collection actions, litigation and/or judgments related to the non-payment of various operating expenses. Management is of the opinion that an appropriate provision for amounts due and other related expenses has been made in the accompanying financial statements.

Office facilities

On September 14, 2002, the Company executed a new long-term operating lease agreement for office space to house the Company's administrative, development and marketing operations located in Calverton, New York. The lease is for an initial term of 60 months at a rate of approximately $1,800 per month for Year 1, approximately $1,850 per month for Year 2; approximately $2,418 per month for Year 3; approximately $2,545 per month for Year 4 and approximately $2,625 per month for Year 5.

On August 1, 2004, the Company leased additional space at its office location in Calverton, N.Y. The term of this agreement will run concurrently with their existing lease. The new agreement requires the payment of approximately $4,016 per month for year 3; approximately $4,143 per month for year 4; and approximately $4,222 per month for year 5.

Future minimum non-cancelable lease payments under this lease agreement are as follows:



Year ending
 March 31,                Amount

   2006                  $ 48,951
   2007                    50,188
   2008                    25,332
                        ---------

   Total                $ 124,471
                        =========


Rent expense for the years ended March 31, 2005 and 2004 was $36,642 and $21,600, respectively.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE R - COMMITMENTS AND CONTINGENCIES

Consulting Agreement

On March 21, 2005, the Company entered into a twelve month Consulting Agreement with PAW & Associates and/or Paul Weaver to provide various product sales services. In conjunction with the terms of the agreement, the Company has issued warrants to purchase up to 250,000 shares of Adzone common stock at a strike price of $1.00. These warrants expire March 21, 2007. Adzone agrees to pay a 2.0% commission on the first $1 million of acquired contract value and 5.0% on all acquired contract values in excess of $1 million. Adzone will also issue an additional 200,000 warrants with a strike price of $1.00 and a three year exercise period upon the first $1 million in contract value.

Investment Banking agreement

On April 6, 2004, the Company executed a non-exclusive Financial Advisor, Investment Bank and Placement Agent Agreement with Hartsfield Capital Securities, Inc. of Atlanta, Georgia (Hartsfield) whereby Hartsfield will use its "best efforts" to assist the Company in one or more capital investments/fundings which might result in a private placement, merger, acquisition, sale of assets, sale of common stock, sale of ownership interest or any other financial transaction as defined in this agreement. This agreement had an initial term of one year and expired April 6, 2005. For these services, Hartsfield was to receive a success fee of 6.0% of the gross proceeds on all common debt financing; 10.0% of the gross proceeds on any hybrid debt (convertibles, warrants, etc.); 10.0% of the gross proceeds on any equity raised; 10.0% of the gross proceeds on all closings from Transactions (as defined) with an Investor Candidate or a Strategic Candidate (as defined); 10.0% on the gross proceeds received from any mezzanine loan or other subordinated form of indebtedness; and 10.0% of the Aggregate Consideration (as defined) of any merger or acquisition introduced by Hartsfield.

Hartsfield was successful in obtaining a capital investment of $1,750,000 with The Nutmeg Group, of which $750,000 is still unfunded, through the sale of the Company's common stock.

Additionally, Hartsfield is due warrants to purchase shares of the Company's common stock equal to 20.0% of the value of such transactions for successful common stock equity raised at 100.0% of the market price of the Company's common stock at the closing of such transaction for a period of two (2) years, and/or to grant Hartsfield warrants to purchase that number of shares of the Company's common stock equal to 20.0% of the value of such transactions for successful preferred stock, debt, hybrid debt of any kind (convertibles, warrants, etc.) or debt and equity combination raised at 100.0% of the market price of the Company's common stock at the closing of such transaction for a period of two
(2) years. These stocks shall be delivered on a cashless exercise and issuable from the investment closing date up to no more than five (5) years from the date and upon exercise thereof. The stock obtainable under these warrants shall have "piggyback" registration rights on the next Registration Statement filed with the U. S. Securities and Exchange Commission after their issue.

                              ADZONE RESEARCH, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note S - SUBSEQUENT EVENTS

Convertible debentures

In May 2005, two long term debt notes aggregating $125,000 were converted to Series A Redeemable Convertible Debentures ("debentures"). The debentures mature May 6, 2006, bear interest at 9%, and are convertible at a conversion price of $.07 per share. Simultaneous to the issuance of the debenture agreement, the Company also issued warrants to the same note holders to purchase an aggregate of 1,785,715 shares of the Company's common stock at $.07 per share. These warrants expire on May 2, 2010.

Equity Transactions:

During the period April 1, 2005 through July 7, 2005 the following equity transactions occurred:

o The Company sold 2,414,448 shares of its common stock, including from the exercise of options and warrants, and received proceeds of $75,000 in connection therewith.

o The Company issued 1,080,678 shares of its common stock in consideration for professional services performed.

o The Company issued 210,000 shares of its common stock in consideration for employee compensation.

o The Company issued 2,120,000 shares of its common stock in satisfaction of a liability for accrued officers' payroll.

o The Company placed 5,000,000 shares of its common stock in escrow with its stock transfer agent in anticipation of future exercises of stock options issued under the Company's stock option plans.

o The Company issued 550,000 shares of common stock in connection with the liquidation of a note payable (see Note 5).

o The Company issued warrants to purchase up to 4,574,286 shares of its common stock.

o The Company issued options to purchase up to 12,950,000 shares of its common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.

                                TABLE OF CONTENTS


                                                                   Page


Prospectus Summary                                                   5
Risk Factors                                                         7
Use of Proceeds                                                     10
Market for Common Equity and Related
   Stockholder Matters                                              10
Management's Discussion and Analysis                                12
Business                                                            18
Management                                                          22
Executive Compensation                                              23
Certain Relationships and Related Transactions                      23
Security Ownership of Certain Beneficial
   Owners and Management                                            26
Description of Securities                                           27
Plan of Distribution                                                28
Selling Stockholders                                                28
Legal Matters                                                       31
Experts                                                             32
Available Information                                               32
Index to Financial Statements                                       35

                                17,281,987 SHARES
                                     OF OUR
                                  COMMON STOCK



                              ADZONE RESEARCH, INC.


                                   PROSPECTUS


                                 ________, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Articles of Incorporation limit, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. Our Bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:


SEC registration fee.....................................     $1,084.96*
Legal fees and expenses..................................    $35,000.00*
Accountants..............................................     $5,000.00*
Total....................................................    $41,084.96*

* Estimated and previously paid.

Item 26. Recent Sales of Unregistered Securities.

Except as set forth below, there were no sales of unregistered securities by AdZone Research, Inc. during the past three (3) years:

Fiscal Year Ended March 31, 2003:

On May 15, 2002, we issued 75,000 shares of common stock to B&G Holding Co, for a purchase price of $0.067 per share.

On June 6, 2002, we issued 300,000 shares of common stock to Eleanor Garrett for a purchase price of $0.05 per share.

On June 6, 2002, we issued 200,000 shares of common stock to Warren Hamburger for a purchase price of $0.05 per share.

On June 24, 2002 we issued 375,000 shares of common stock to Kevin Messina for a purchase price of $0.04 per share.

On July 19, 2002, we issued 700,000 shares of common stock to Scott Bolkema for a purchase price of $0.05 per share.

On October 8, 2002 we issued 333,334 shares of common stock to Carl Washwick for a purchase price of $0.03 per share.

On November 18, 2002, we issued 50,000 shares of common stock to Joshua Blumenthal for a purchase price of $0.20 per share.

Fiscal Year Ended March 31, 2004:

On April 23, 2003, we issued 500,000 shares of common stock to Ruth Makofske for a purchase price of $0.016 per share.

On May 5, 2003, we issued 5,000 shares of common stock to Thomas Madigan for a purchase price of $0.02 per share.

On May 13, 2003, we issued 150,000 shares of common stock to Warren Hamburger for a purchase price of $0.20 per share.

On July 28, 2003, we issued 6,000 shares of common stock to Warren Hamburger for a purchase price of $0.083 per share.

On July 28, 2003 we issued 33,333 shares of common stock to Ruth Makofske for a purchase price of $0.06 per share.

On November 20, 2003, we issued 33,000 shares of common stock to Warren Hamburger for a purchase price of $0.18 per share.

On January 27, 2004, we issued 30,000 shares of common stock to Ronald Mayhew for a purchase price of $0.34 per share.

On January 30, 2004, we issued 15,000 shares of common stock to Ronald Mayhew for a purchase price of $0.34 per share.

Fiscal Year Ended March 31, 2005:

On May 20, 2004, we issued 3,457,217 shares of common stock to The Nutmeg Group, LLC for a purchase price of $0.1157 per share.

On June 15, 2004, we issued 525,000 shares of common stock to Paul B. & Becky B. Sigfusson-Joint Tenants for a purchase price of $0.22 per share.

On June 15, 2004, we issued 110,000 shares of common stock to Paul B. Sigfusson-Profit Sharing Plan for a purchase price of $0.22 per share.

On July 2, 2004 we issued 3,289,474 shares of common stock to The Nutmeg Group, LLC for a purchase price of $0.1824 per share.

On August 3, 2004, we issued 110,000 shares of common stock to Elizabeth McCann, for a purchase price of $0.182 per share.

On August 31, 2004 we issued 400,000 shares of common stock to Scott H. Bolkema for a purchase price of $0.17 per share.

On September 17, 2004, we issued 825,593 shares of common stock to Arbus Capital/Circle Group Internet LP for a purchase price of $0.1211 per share.

On October 4, 2004 we issued 50,000 shares of common stock to Paul B. Sigfusson for a purchase price of $0.22 per share.

On October 4, 2004, we issued 300,000 shares of common stock to Paul B. Sigfusson & Becky B.Sigfusson-Joint Tenants for a purchase price of $0.22 per share.

On October 4, 2004, we issued 100,000 shares of common stock to James P. McEnaney for a purchase price of $0.10 per share.

On January 5, 2005, we issued 100,000 shares of common stock to Oleg Koltunov for a purchase price of $0.05 per share.

On January 18, 2005, we issued 400,000 shares of common stock to Scott. H. Bolkema for a purchase price of $0.10 per share.

On March 31, 2005, we issued 400,000 shares of common stock to A. Richard McCann and Elizabeth McCann for a purchase price of $0.0625 per share.

On March 31, 2005, we issued 100,000 shares of common stock to Olga Paidoussis for a purchase price of $0.09 per share.


Fiscal Year Ended March 31, 2006:

On May 20, 2005, the Company issued 400,000 and 714,286 shares of common stock for the purchase price of $0.0625 and $0.07 per share respectively in a private placement to two accredited investors.

In May 2005, two long term debt notes aggregating $125,000 were converted to Series A Redeemable Convertible Debentures ("debentures"). The debentures mature May 6, 2006, bear interest at 9%, and are convertible at a conversion price of $.07 per share until the debentures are paid in full. Simultaneous to the issuance of the debenture agreement, the Company also issued warrants to the same note holders to purchase an aggregate of 1,785,715 shares of the Company's common stock at $.07 per share. These warrants expire on May 2, 2010.

In May 2005, the Company issued an additional $165,000 of Series A Redeemable Convertible Debentures. The debentures mature May 5, 2006, bear interest at 9%, and are convertible at a conversion price of $.07 per share. Simultaneous to the issuance of the debenture agreement, the Company also issued warrants to the same note holders to purchase an aggregate of 2,192,858 shares of the Company's common stock at $.07 per share. These warrants expire on May 5, 2010.

On April 22, 2005, there were 12,950,000 options granted to officers and directors of the Company as compensation for services performed on behalf of the Company, at exercise prices ranging from $0.20 to $3.00 per share. These options expire on April 22, 2011.


During July, 2005, the Company issued $100,000 face value of 10% convertible debentures due July 7, 2006. The debentures are convertible into shares of the Company's common stock based on certain beneficial ownership percentages as defined. In addition, the debenture holders received 1,428,572 warrants to purchase the Company's stock at $0.07 per share. The market price on the date of issuance was $0.12. The warrants expire five years from the date of issuance.

On July 18, 2005, in light of current projects and potential contracts, 2,135,000 shares of common stock representing continuity bonuses were issued as follows: (i) 1,755,000 shares to employees, (ii) 360,000 shares to directors and
(iii) 20,000 shares to consultants. The price of the shares issued was $0.08 per share.


On October 18, 2005, in light of current projects and potential contracts, 2,675,000 shares of common stock representing continuity bonuses were issued as follows: (i) 2,215,000 shares to employees, (ii) 450,000 shares to directors and
(iii) 10,000 shares to consultants. The price of the shares issued was $0.044 per share.

On December 15, 2005, in light of current projects and potential contracts, 135,000 shares of common stock representing continuity bonuses were issued as follows; (i) 100,000 shares to employees. (ii) 15,000 shares to directors and
(iii) 10,000 shares to a consultant. The price of the shares issued was $0.04 per share.

On December 16, 2005, 96,000 shares of common stock were issued to an employee as a bonus for a special project. The price of the shares issued was $0.04 per share.


* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of AdZone or executive officers of AdZone, and transfer was restricted by AdZone in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Item 27. Exhibits.

The following exhibits are included as part of this Form SB-2. References to "us" in this Exhibit List mean AdZone Research, Inc., a Delaware corporation.


EXHIBIT
NUMBER                                 DESCRIPTION
--------------------------------------------------------------------------------


2.1 Plan and Agreement of Merger dated as of 2001 by and between Executive Help Services, Inc. and AdZone Research, Inc.&


3.1   Certificate of Incorporation of Executive Help Services, Inc.**

3.2 Certificate of Amendment to Certificate of Incorporation of Executive Help Services, Inc.**

3.2   By-Laws of Executive Help Services, Inc.**

5.1   Opinion of Counsel (filed herewith)

10.1  Consulting Agreement dated as of October 26, 2001 with Theresa A. Kober
      ***

10.2 Consulting Agreement dated as of November 2, 2001 with Blanchfield, King, Kober & Company, P.C. +

10.3 Consulting Agreement dates as of January 1, 2002 with Communique Media Services International, Inc.&&

10.4 Consulting Agreement dated as of February 5, 2002 with International Standard Consulting Corporation +++

10.5  Consulting Agreement dated as of April 2002 with NuQuest Consulting,
      Inc.&&&

10.6  Consulting Agreement dated as of August 13, 2002 with Thomas F. Gavin.#

10.7  Employment Agreement dated February 5, 2004 with Charles Cardona.##

10.8  Employment Agreement dated as of February 5, 2004 with John Cardona.##

10.9 Systems Integration Agreement dated as of June 21 2002 with Raytheon Company.&&&

10.10 A-K Consulting agreements with Kyle Kennedy Dated Aug. 19, 2002 - May 22, 2003.#

10.11 Multimedia Web Site design contract with Jason Genet dated Oct. 16,
      2002.###

10.12 Investment Banking Agreement with Spartan Securities dated Nov. 27,
      2002.###

10.13 Agreement to borrow shares for stock loans dated Mar. 7, 2003.###

10.14 Joint Marketing agreement with Sarnoff Corp. dated Mar. 3, 2003.###

10.15 Warrant agreement with Tom Gavin dated Mar. 12, 2003.###

10.16 Agreement with Boeing Autometric Division dated April 2003.###

10.17 Amending Agreement - Subscription Agreement dated July 23, 2004 @

10.18 Executed Subscription Agreement dated May20, 2004.@@

10.19 Registration Rights Agreement dated as of May 20, 2004 with The Nutmeg Group, LLC.@@

10.20 Class C Stock Purchase Warrant dated as of May 20, 2004 issued to The Nutmeg Group, LLC.@@

23.1  Consent of Accountants (filed herewith)

* Incorporated by reference to Exhibit 2 to the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2001.

** Incorporated by reference to the same exhibit number in the Registrant's Form 10SB12G filed with the Securities and Exchange Commission on December 30, 1999.

*** Incorporated by reference to Exhibit 101 to the Registrant's Form S-8 filed with the Securities and Exchange Commission on December 13, 2001.

+ Incorporated by reference to Exhibit 10.2 to the Registrant's Form S-8 filed with the Securities and Exchange Commission on December 13, 2001.

++ Incorporated by reference to Exhibit 10.1 to the Registrant's Form S-8 filed with the Securities and Exchange Commission on January 28, 2002.

+++ Incorporated by reference to Exhibit 10.1 to the Registrant's Form S-8 filed with the Securities and Exchange Commission on February 21, 2002.


& Incorporated by reference to the Registrant's Preliminary Information Statement on Schedule 14C, as amended, filed with the Securities and Exchange Commission on April 18, 2001.

&& Incorporated by reference to the Registrant's registration statement on Form S-8 filed with the Securities and Exchange Commission on January 28, 2002.

&&& Incorporated by reference to the Registrant's annual report on Form 10-KSB for the year ended March 31, 2002 filed with the Securities and Exchange Commission on July 15, 2002.

# Incorporated by reference to the Registrant's quarterly report on Form 10-QSB for the quarter ended December 31, 2002 filed with the Securities and Exchange Commission on February 19, 2003.

## Incorporated by reference to the Registrant's annual report on Form 10-KSB for the year ended March 31, 2004 filed with the Securities and Exchange Commission on July 9, 2004.

### Incorporated by reference to the Registrant's annual report on Form 10-KSB/A for the year ended March 31, 2003 filed with the Securities and Exchange Commission on July 21, 2003.

@ Incorporated by reference to the Registrant's registration statement on Form S-2 filed with the Securities and Exchange Commission on July 23, 2004.

@@ Incorporated by reference to the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2004.


Item 28. Undertakings.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

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

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and


      (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


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

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, AdZone Research, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calverton, State of New York on the 13th day of April 2006.



                              ADZONE RESEARCH, INC.



                              Name:  /s/ Charles Cardona
                                     ----------------------------------
                              Title: President, Chief Executive Officer and
                                     Chief Financial Officer (Principal
                                     Accounting Officer)


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Charles Cardona his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:



         SIGNATURE                        TITLE                    DATE
----------------------------  -----------------------------   ------------------



By: /s/ Charles Cardona       President, Chief Executive     April 13, 2006
    -----------------------   Officer, Chief Financial
    Charles Cardona           (Principal Accounting
                              Officer) and Director


By: /s/ John Cardona          Director                       April 13, 2006
   ------------------------
    John Cardona


By: /s/ Warren Hamburger      Director                       April 13, 2006
   ------------------------
    Warren Hamburger

By: /s/ Russell Ivy           Director                       April 13, 2006
   ------------------------
    Russell Ivy

By: /s/ John Conley           Director                       April 13, 2006
   ------------------------
    John Conley



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